UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DESTINATION XL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DESTINATION XL GROUP, INC.

Notice of Annual Meeting of Stockholders

to be held on August 1, 2013

Notice is hereby given that the 2013 Annual Meeting of Stockholders of Destination XL Group, Inc. (the “Company”) will be held at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts 02021 at 9:00 A.M., local time, on Thursday, August 1, 2013 for the following purposes:

1.	To elect nine directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

2.	To approve an amendment to our 2006 Incentive Compensation Plan, as amended, to (i) increase the total number of shares of common stock authorized for issuance under the plan by 1,500,000 shares and (ii) as a sub-limit under the plan, increase the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights by 500,000 shares.

3.	To approve, on an advisory basis, named executive officer compensation.

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of all nine nominees to serve as directors of the Company, (ii) FOR the approval of the amendment to our 2006 Incentive Compensation Plan to increase total number of shares of common stock authorized for issuance under the plan and, as a sub-limit under the plan, increase the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights, (iii) FOR the approval, on an advisory basis, of named executive officer compensation, and (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Along with the attached Proxy Statement, we are sending you copies of our Annual Report on Form 10-K for the fiscal year ended February 2, 2013.

The Board of Directors has fixed the close of business on June 3, 2013 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on June 3, 2013, will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 555 Turnpike Street, Canton, Massachusetts 02021, beginning on July 22, 2013 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented at the Annual Meeting. Stockholders of record at the close of business on the record date whose shares are registered directly in their name, and not in the name of a broker or other nominee, may vote their shares in person at the Annual Meeting, even though they have sent in proxies.

By order of the Board of Directors,

/S/    DENNIS R. HERNREICH

DENNIS R. HERNREICH

Secretary

Canton, Massachusetts

June 24, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 1, 2013:

The Proxy Statement and 2013 Annual Report to Stockholders are available at:

http://investor.destinationxl.com/proxymaterials.cfm

IMPORTANT: Please mark, date, sign and return the enclosed proxy as soon as possible. The proxy is revocable and it will not be used if you give written notice of revocation to the Secretary of the Company at 555 Turnpike Street, Canton, Massachusetts 02021, prior to the vote to be taken at the Annual Meeting, if you lodge a later-dated proxy or if you attend and vote at the Annual Meeting.

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

(781) 828-9300

Proxy Statement

Annual Meeting of Stockholders

August 1, 2013

USE OF PROXIES

This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about June 24, 2013, in connection with the solicitation by the Board of Directors of Destination XL Group, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Stockholders, to be held at the Company’s corporate headquarters located at 555 Turnpike Street, Canton, Massachusetts 02021 at 9:00 A.M., local time, on Thursday, August 1, 2013 and at any and all adjournments thereof (the “Annual Meeting”). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders’ instructions.

Stockholders are encouraged to vote on the matters to be considered. However, if no instructions have been specified by a stockholder, the shares covered by an executed proxy will be voted (i) FOR the election of all nine nominees to serve as directors of the Company, (ii) FOR the approval of the amendment to our 2006 Incentive Compensation Plan to increase the total number of shares of common stock authorized for issuance under the plan and, as a sub-limit under the plan, to increase the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights, (iii) FOR the approval, on an advisory basis, of named executive officer compensation, (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and (v) in the discretion of the proxies named in the proxy card with respect to any other matters properly brought before the Annual Meeting. Any stockholder may revoke such stockholder’s proxy at any time before it has been exercised by attending the Annual Meeting and voting in person or by filing with the Secretary of the Company either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Only holders of our common stock, par value $0.01 per share, of record at the close of business on June 3, 2013, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 50,772,038 shares of common stock issued and outstanding, excluding shares held by the Company in treasury. Each share is entitled to one vote at the Annual Meeting.

A plurality of the votes properly cast for the election of directors is required to elect directors. A majority of the votes properly cast is required for all other matters. However, as described in more detail in Proposal 3, Proposal 3 is an advisory vote and non-binding.

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Abstentions, votes “withheld” and broker “non-votes” will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. With respect to all proposals presented at the Annual Meeting, shares representing abstentions, votes “withheld” and broker “non-votes” will not be deemed to be voting with respect to such matter and will not count as votes for or against such matter. Votes will be tabulated by our transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to us to be the beneficial owners of more than five percent of the issued and outstanding shares of our common stock as of June 3, 2013. We were informed that, except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
RBC Global Asset Management (U.S.) Inc.	5,112,669	(2)	10.07%
100 South Fifth Street
Suite 2300
Minneapolis, Minnesota 55402

Seymour Holtzman	5,035,658	(3)	9.81%
100 N. Wilkes Barre Blvd.
Wilkes Barre, Pennsylvania 18702

Glenhill Advisors, LLC	4,470,718	(4)	8.81%
Glenn J. Krevlin
Glenhill Capital Advisors, LLC
Glenhill Capital Management, LLC
Glenhill Capital Overseas Master Fund, LP
600 Fifth Avenue, 11th Floor
New York, New York 10020

Red Mountain Capital Partners LLC	3,558,324	(5)	7.01%
10100 Santa Monica Boulevard, Suite 925
Los Angeles, California 90067

Coliseum Capital Management, LLC	2,853,786	(6)	5.63%
Metro Center
1 Station Place, 7th Floor South
Stamford, Connecticut 06902

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 50,772,038 shares of our common stock outstanding as of June 3, 2013, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(2)	Based on Amendment No. 4 to Schedule 13G, dated December 31, 2012, stating that RBC Global Asset Management (U.S.) Inc. was the beneficial owner of the number of shares of common stock set forth opposite its name in the table.
(3)	Represents 4,475,658 outstanding shares of common stock and 560,000 shares subject to options exercisable within 60 days.
(4)

Based on Amendment No. 5 to Schedule 13G, dated December 31, 2012, stating that Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Advisors, LLC, Glenhill Capital Management, LLC and Glenhill Capital Overseas Master Fund, LP were the beneficial owners of the number of shares of common stock set forth opposite their names in the table (except that Glenhill Capital Overseas Master Fund, LP indicates beneficial ownership of only 2,964,177 shares). Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC and is the sole shareholder of Krevlin Management, Inc. Krevlin

Management, Inc. is the managing member of Glenhill Capital Advisors, LLC which is the investment manager of Glenhill Capital Overseas Master Fund, LP and Glenhill Concentrated Long Master Fund LLC, each a security holder of the Company. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management LLC. Glenhill Capital Management, LLC is the managing member of Glenhill Concentrated Long Master Fund, LLC and sole shareholder of Glenhill Capital Overseas GP, Ltd, which is the general partner of Glenhill Capital Overseas Master Fund, LP.
(5)	Based on Schedule 13D, dated March 15, 2013, stating that Red Mountain Capital Partners LLC, a Delaware limited liability company (“RMCP LLC”), Red Mountain Partners, L.P., a Delaware limited partnership (“RMP”), RMCP GP LLC, a Delaware limited liability company (“RMCP GP”), Red Mountain Capital Management, Inc., a Delaware corporation (“RMCM”), and Willem Mesdag, a natural person and citizen of the United States of America were the beneficial owners of the number of shares of common stock set forth opposite their names in the table. RMP has the sole power to vote or direct the vote, and the sole power to disclose or direct the disposition of these shares. RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMP and may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of the these shares beneficially owned by RMP.
(6)	Based on Amendment No. 1 to Schedule 13G, dated as of December 31, 2012, stating that Coliseum Capital Management, LLC was the beneficial owner of the number of shares of common stock set forth opposite its name in the table.

Security Ownership of Management

The following table sets forth certain information as of June 3, 2013, with respect to our directors, our Named Executive Officers (as defined below under “Executive Compensation”) and our directors and executive officers as a group. Except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Title	Number of Shares Beneficially Owned		Percent of Class(1)
Seymour Holtzman	5,035,658	(2)	9.81%
Chairman of the Board and Director
David A. Levin	1,488,471	(3)	2.92%
Chief Executive Officer, President and Director
Dennis R. Hernreich	753,871	(4)	1.48%
Chief Financial Officer, Executive Vice President,
Chief Operating Officer, Treasurer and Secretary
Robert S. Molloy	198,367	(5)	*
Senior Vice President and General Counsel
Brian S. Reaves	109,533	(6)	*
Senior Vice President, Store Sales and Operations
Derrick Walker
Senior Vice President, Chief Marketing Officer	76,388	(7)	*
Alan S. Bernikow, Director	92,629	(8)	*
Jesse Choper, Director	134,216	(9)	*
John E. Kyees, Director	29,463	(10)	*
Ward K. Mooney, Director	44,049	(11)	*
George T. Porter, Jr., Director	130,116	(12)	*
Mitchell S. Presser, Director	134,544	(11)	*
Ivy Ross, Director	5,000	(13)	*
Directors and executive officers as a group (22 persons)	9,293,857	(14)	17.89%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 50,772,038 shares of our common stock outstanding as of June 3, 2013, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(2)	Mr. Holtzman may be deemed to have shared voting and investment power over 5,035,658 shares of common stock, which includes 560,000 shares subject to stock options exercisable within 60 days.
(3)	Includes 150,000 shares subject to stock options exercisable within 60 days, 195,155 shares of unvested restricted stock, 160,952 shares of unvested restricted stock subject to performance pursuant to the Long-Term Incentive Plan 2013-2016 (“2013-2016 LTIP”) and 3,539 shares held pursuant to his 401(k) Plan account.
(4)	Includes 49,508 shares subject to stock options exercisable within 60 days, 162,730 shares of unvested restricted stock, 123,396 shares of unvested restricted stock subject to performance pursuant to the 2013-2016 LTIP and 14,428 shares held pursuant to his 401(k) Plan account.
(5)	Includes 44,561 shares subject to stock options exercisable within 60 days, 54,730 shares of unvested restricted stock, 45,138 shares of unvested restricted stock subject to performance pursuant to the 2013-2016 LTIP and 3,900 shares held pursuant to his 401(k) Plan account.
(6)	Includes 12,248 shares subject to stock options exercisable within 60 days, 48,289 shares of unvested restricted stock, 38,194 shares of unvested restricted stock subject to performance pursuant to the 2013-2016 LTIP and 2,181 shares held pursuant to his 401(k) Plan account.
(7)	Includes 38,194 shares of unvested restricted stock and 38,194 shares of unvested restricted stock subject to performance pursuant to the 2013-2016 LTIP.
(8)	Includes 70,000 shares subject to stock options exercisable within 60 days.
(9)	Includes 55,000 shares subject to stock options exercisable within 60 days.
(10)	Includes 29,254 shares subject to stock options exercisable within 60 days.
(11)	Includes 25,000 shares subject to stock options exercisable within 60 days.
(12)	Includes 40,000 shares subject to stock options exercisable within 60 days.
(13)	Includes 5,000 shares subject to stock options exercisable within 60 days.
(14)	Includes 1,188,824 shares subject to stock options exercisable within 60 days, 874,734 of unvested shares of restricted stock, 719,137 shares of unvested restricted stock subject to performance pursuant to the 2013-2016 LTIP and 31,143 shares held pursuant to respective 401(k) Plan accounts.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, in accordance with our By-Laws, as amended (the “By-Laws”), has set the number of members of our Board of Directors at nine. At the Annual Meeting, nine nominees are to be elected to serve on the Board until the 2014 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. All of the nominees currently serve as members of our Board of Directors. Unless a proxy shall specify that it is not to be voted for a nominee, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Seymour Holtzman, David A. Levin, Alan S. Bernikow, Jesse Choper, John E. Kyees, Ward K. Mooney, George T. Porter Jr., Mitchell S. Presser and Ivy Ross. Although management expects all nominees to accept nomination and to serve if elected, proxies will be voted for a substitute if a nominee is unable or unwilling to accept nomination or election. Cumulative voting is not permitted.

The Board of Directors recommends that you vote “FOR”

the election of the nine individuals named below as directors of our Company.

Set forth below is certain information regarding our directors, including information furnished by them as to their principal occupations and business experience for the past five years, certain directorships held by each director within the past five years, their respective ages as of June 3, 2013 and the year in which each became a director of our Company:

NAME	AGE	POSITION	DIRECTOR SINCE
Seymour Holtzman	77	Chairman of the Board and Director	2000
David A. Levin	62	President, Chief Executive Officer and Director	2000
Alan S. Bernikow	72	Director (1),(2)	2003
Jesse Choper	77	Director (1),(2),(3)	1999
John Edward Kyees	66	Director (1)	2010
Ward K. Mooney	64	Director (3)	2006
George T. Porter, Jr.	66	Director (3)	1999
Mitchell S. Presser	48	Director (2)	2007
Ivy Ross (4)	57	Director	2013

(1)	Current member of the Audit Committee.
(2)	Current member of the Nominating and Corporate Governance Committee.
(3)	Current member of the Compensation Committee.
(4)	Ms. Ross was appointed a director of the Company on January 31, 2013.

Seymour Holtzman, has been a director since April 7, 2000 and Chairman of the Board since April 11, 2000. On May 25, 2001, the Board of Directors hired Mr. Holtzman as an employee. Mr. Holtzman has been involved in the retail business for over 35 years. For many years, he has been the President and Chief Executive Officer of Jewelcor, Incorporated, a former New York Stock Exchange listed company that operated a chain of retail stores. From 1986 to 1988, Mr. Holtzman was Chairman of the Board and Chief Executive Officer of Gruen Marketing Corporation, an American Stock Exchange listed company involved in the nationwide distribution of watches. For at least the last five years, Mr. Holtzman has served as Chairman and Chief Executive Officer of Jewelcor Management, Inc., a company primarily involved in investment and management services. Mr. Holtzman is the Chief Executive Officer of C.D. Peacock, Inc., a Chicago, Illinois retail jewelry establishment, and the Managing Member of Homeclick, LLC, a privately held internet retailer specializing in luxury brands for the home. Mr. Holtzman was the Chief Executive Officer and Co-Chairman of the Board of George Foreman Enterprises, Inc. (OTCBB: “GFME.PK”), formerly MM Companies, Inc., until his resignation in November 2010. Mr. Holtzman is a successful entrepreneur with extensive experience working with public companies and provides valuable insight to the Board with respect to strategic planning.

David A. Levin has been our President and Chief Executive Officer since April 10, 2000 and a director since April 11, 2000. From 1999 to 2000, he served as the Executive Vice President of eOutlet.com. Mr. Levin was President of Camp Coleman, a division of The Coleman Company, from 1998 to 1999. Prior to that, Mr. Levin was President of Parade of Shoes, a division of J. Baker, Inc., from 1995 to 1997. Mr. Levin was also President of Prestige Fragrance & Cosmetics, a division of Revlon, Inc., from 1991 to 1995. Mr. Levin has worked in the retail industry for over 30 years. Since joining the Company, Mr. Levin has been instrumental in transforming the Company from a company which exclusively operated Levi Strauss & Co. branded apparel to the largest specialty retailer of big & tall men’s apparel. In May 2012, Mr. Levin joined the board of directors of Christopher & Banks Corporation, a New York Stock Exchange listed company that specializes in women’s apparel. Mr. Levin brings to the Board valuable experience in merchandising and marketing initiatives.

Alan S. Bernikow has been a director since June 29, 2003. From 1998 until his retirement in May 2003, Mr. Bernikow was the Deputy Chief Executive Officer at Deloitte & Touche LLP where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, litigation matters and partner affairs. He was a member of Deloitte & Touche’s Executive & Management Committees; Chairman for the Professional Asset Indemnity Limited (“PAIL” Bermuda) Big 4 Insurance Representatives; and President for the PAIL Vermont Insurance Company Big 4 Insurance Representatives. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow is a member of the Board of Directors of Revlon, Inc. and Revlon Consumer Products Corporation and serves as Chairman of the Audit Committee of Revlon, Inc.; as well as Chairman of the Revlon, Inc. Compensation and Stock Plan Committee; a member of the Board of Directors of Mack-Cali, as well as the Chairman of the Audit Committee of Mack-Cali; and serves as a Director of the Board of the UBS Global Asset Management (US) Inc., a wholly owned subsidiary of UBS AG, including serving as Chairman of its Audit Committee. Mr. Bernikow has had extensive international experience in his role in Deloitte & Touche’s management/risk management group, as well as worldwide insurance responsibilities. Mr. Bernikow provides the Board with substantial financial expertise and strategic planning as a result of his years of experience at Deloitte & Touche LLP. His strong financial background qualifies him as an “audit committee financial expert”. Mr. Bernikow provides the Board with valuable insight with respect to financial reporting based on his experiences serving on the audit committees of several boards.

Jesse Choper has been a director since October 8, 1999. Mr. Choper is the Earl Warren Professor of Public Law at the University of California at Berkeley School of Law, where he has taught since 1965. From 1960 to 1961, Professor Choper was a law clerk for Supreme Court Chief Justice Earl Warren. Mr. Choper is a member of the California Horseracing Board. Mr. Choper was a member of the Board of Directors of George Foreman Enterprises, Inc. (OTCBB: “GFME.PK”) until his resignation in November 2010. Mr. Choper provides valuable legal expertise to the Board. His specific legal background makes him an authority on ethical behavior and he provides valuable insight with respect to corporate governance. Mr. Choper’s tenure and service as a director for over ten years is also considered a valuable asset to the Board.

John E. Kyees has been a director since May 3, 2010. From 2003 until his retirement in 2010, Mr. Kyees was the Chief Financial Officer of Urban Outfitters, Inc. Mr. Kyees served as the Chief of Investor Relations for Urban Outfitters in 2010. Prior to that, from 2002 to 2003, Mr. Kyees was the Chief Financial Officer and Chief Administrative Officer of bebe Stores, Inc. Mr. Kyees is a member of the Board of Directors of Vera Bradley, Inc., a publicly-traded company, and serves as Chairman of the Audit Committee. Mr. Kyees is a member of the Board of Directors of Hot Topic, Inc., a publicly-traded company, and is a member of the Audit Committee. Mr. Kyees is a member of the Board of Directors of Rackwise, Inc., a publicly-traded company, and is a member of the Audit Commitee. In addition, Mr. Kyees is also a director of Arhaus Furniture, a privately-held retailer. Mr. Kyees brings to the Board extensive executive-level retail experience having served as Chief Financial Officer for several prominent retailers. His insight with respect to merchandising, operational activities and finance is an asset to our Board. Institutional Investor magazine selected Mr. Kyees as a top specialty retail chief financial officer on five separate occasions, evidencing his strong skills in corporate finance, strategic and accounting matters.

Ward K. Mooney has been a director since July 31, 2006. Mr. Mooney is a founding partner of Crystal Financial LLC and since March 2010 has been the Chief Executive Officer. Prior to that, Mr. Mooney was the President of Bank of America Retail Finance Group and Chief Operating Officer of Back Bay Capital, both of which were formerly Bank of Boston businesses which Mr. Mooney founded. Mr. Mooney provides the Board with valuable insight with respect to his extensive experience as a lender in the retail industry.

George T. Porter, Jr. has been a director since October 28, 1999. Mr. Porter was President of Levi’s USA for Levi Strauss & Co. from 1994 to 1997. Beginning in 1974, Mr. Porter held various positions at Levi Strauss & Co., including President of Levi’s Men’s Jeans Division. Mr. Porter was also Corporate Vice President and General Manager of Nike USA from 1997 to 1998. Mr. Porter provides the Board with extensive merchandising experience having worked at two highly prominent companies. Mr. Porter’s tenure and service as a director for over ten years is also considered a valuable asset to the Board.

Mitchell S. Presser has been a director since May 1, 2007. Since November 2006, Mr. Presser has been a founding partner of Paine & Partners, LLC, a private equity firm. Prior to that, Mr. Presser was a partner with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers & acquisitions. Mr. Presser serves as a director on the boards of several privately-held companies. Mr. Presser’s extensive experience in private equity and strategic planning provides valuable insight to the Board.

Ivy Ross has been a director since January 31, 2013. Since July 2012, Ms. Ross has been the Chief Marketing Officer of Art.com where she oversees the company’s marketing, branding, merchandising and user-experience functions. Prior to Art.com, Ms. Ross was EVP of Marketing for the Gap brand, and acted as the Creative Catalyst for all brands within Gap, Inc. Ms. Ross also has held senior creative and product design positions at Disney Stores North America, Mattel, Calvin Klein, Coach, Liz Claiborne, Swatch Watch and Avon. Chosen by Fast Company and BusinessWeek as the new face of leadership, Ross was a contributing author of The Change Champions Field Guide and Best Practices in Leadership Development and Organizational Change. She has also served on Proctor and Gamble’s design board since its inception. With her industry insight and marketing expertise, Ms. Ross provides a valuable perspective to the Board as the Company builds its Destination XL brand.

All directors hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

Non-Director Executive Officers

Dennis R. Hernreich, 56, has been our Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary since September 2002. Prior to that, Mr. Hernreich served as our Senior Vice President, Chief Financial Officer and Treasurer upon joining us on September 5, 2000. Prior to joining our Company, from 1996 through 1999, Mr. Hernreich held the position of Senior Vice President and Chief Financial Officer of Loehmann’s, a national retailer of women’s apparel. From 1999 to August 2000, Mr. Hernreich was Senior Vice President and Chief Financial Officer of Pennsylvania Fashions, Inc., a 275-store retail outlet chain operating under the name Rue 21.

Francis Chane, 50, has been our Senior Vice President of Distribution and Logistics since June 2011. Prior to that, Mr. Chane was our Vice President of Distribution & Logistics since joining the Company in June 2008. Prior to joining our Company, Mr. Chane was Vice President Operations & Facilities for Redcats USA, a division of the French multi-national company PPR, from 1999 to April 2008.

Angela Chew, 46, has been our Senior Vice President of Global Sourcing and Product Development since March 2013. Prior to that, from May 2010 to March 2013, Ms. Chew was our Vice President of Global Sourcing. Ms. Chew joined the Company in February 2009 as our Director of Global Sourcing. Prior to joining our Company, from October 2007 to December 2008 Ms. Chew was the Senior Product Manager for Redcats

USA. From 2007 to 2009, Ms. Chew was an Independent Retail Consultant and Analyst with the Gerson Lehrman Group and in 2006, she held the positions of Director and Executive Vice President of Global Sourcing for Rocawear. Prior to that, Ms. Chew was the founder & partner of several apparel manufacturing companies & franchise restaurants. She also held various merchandising management positions with Macy’s corporate in New York and Hong Kong.

Kenneth M. Ederle, 48, has been our Senior Vice President and Chief Merchandising Officer since April 2013. Prior to that, from May 2011 until April 2013, Mr. Ederle was our Senior Vice President—General Merchandising Manager DXL. Mr. Ederle served as our Vice President, General Merchandise Manager of Rochester Clothing from August 2008 until May 2011. From January 2008 to August 2008, Mr. Ederle was our Merchandise Manager of Sportswear for Rochester Clothing and prior to that was one of our Merchandise Managers for Casual Male from November 2006 to December 2007. Prior to joining the Company in 2006, Mr. Ederle was a Senior Buyer and Senior Planner for Limited Brands.

Jack R. McKinney, 57, has been our Senior Vice President and Chief Information Officer since June 2002. Mr. McKinney began his career with Casual Male Corp. in 1997 and joined our Company in May 2002 as part of our acquisition of Casual Male Corp.

Robert S. Molloy, 53, has been our Senior Vice President and General Counsel since April 2010. Prior to that, Mr. Molloy was the Vice President and General Counsel since joining the Company in February 2008. Prior to joining the Company, Mr. Molloy served as Vice President, Assistant General Counsel at Staples, Inc. from May 1999 to February 2008. Prior to May 1999, Mr. Molloy was a trial attorney.

Brian S. Reaves, 52, joined our Company in May 2010 as our Senior Vice President of Store Sales and Operations. Prior to joining our Company, Mr. Reaves was the Vice President—Outreach and Group Sales for David’s Bridal from 2007 to 2009. Before that, Mr. Reaves was the Senior Vice President of Sales for The Bridal Group from 2004 to 2007.

Peter E. Schmitz, 54, has been our Senior Vice President and Chief Real Estate Officer since June 2013. From August 2007 to June 2013, Mr. Schmitz was our Senior Vice President, Real Estate and Store Development. Prior to that, Mr. Schmitz was the Vice President of Real Estate for Brooks/Eckerd Pharmacy Chain since 1995.

Vickie S. Smith, 56, joined the Company in February 2008 as our Senior Vice President, Merchandise Planning and Allocation. Prior to that, Ms. Smith worked at Urban Brands as Senior Vice President, Planning, Allocation and Marketing from May 2006 to November 2007. From May 2001 to December 2005, Ms. Smith was the Vice President, Corporate Planning and Allocation at JCPenney.

Walter E. Sprague, 64, has been our Senior Vice President of Human Resources since May 2006. From August 2003 through April 2006, Mr. Sprague was our Vice President of Human Resources. Prior to joining our Company, Mr. Sprague was the Managing Director Northeast, for Marc-Allen Associates, a nationwide executive recruiting firm. From 1996 to 2002, Mr. Sprague was the Assistant Vice President—Senior Director of Human Resources for Foot Locker Inc. and prior to that, the Assistant Vice President—Senior Director of Human Resources for Woolworth Corporation, the predecessor company to Foot Locker Inc.

Peter H. Stratton, Jr., 41, has been our Senior Vice President of Finance, Corporate Controller and Chief Accounting Officer since August 2009. Mr. Stratton joined us in June 2009 as Vice President of Finance. From May 2007 to June 2009, he served as Senior Director of Corporate Accounting at BearingPoint, Inc. Prior to May 2007, Mr. Stratton held various finance and accounting leadership positions at Legal Sea Foods, Inc., Shaw’s Supermarkets, Inc. and Cintas Corporation.

John R. Wagner, 58, has been our Vice President, Merchandise Manager for Tailored Clothing and Dress Furnishings since November 2010. Prior to joining our company, Mr. Wagner was President of Innovative Sourcing

Group, a New York based product development and sourcing firm specializing in men’s apparel. From 2001 to 2007, Mr. Wagner held the positions of Vice President of Manufacturing and Product Development and Vice President of Tailored Clothing for S&K Famous Brands, a men’s specialty retail chain based in Richmond, Virginia.

Derrick Walker, 44, joined our Company in May 2012 as our Senior Vice President and Chief Marketing Officer. Prior to joining our Company, Mr. Walker was the Vice President of Marketing for Lenscrafters from December 2009 to November 2011. Before that, Mr. Walker was the Vice President of Marketing for Finish Line from December 2006 to September 2009.

There are no family relationships between any of our directors and executive officers.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of nine members and there are no vacancies. A majority of the members of the Board are “independent” under the rules of the Nasdaq Global Select Market (“Nasdaq”). The Board has determined that the following directors are independent: Messrs. Bernikow, Choper, Kyees, Mooney, Porter, Presser and Ross.

Our Board of Directors met seven times during our fiscal year ended February 2, 2013 (“fiscal 2012”). Each of the directors attended at least 75 percent of the aggregate of the total meetings of the Board and the total meetings of the committees of the Board on which each director served.

We believe that it is important for and we encourage the members of our Board of Directors to attend Annual Meetings of Stockholders. Last year, all members of the Board of Directors attended the Annual Meeting of Stockholders held on August 2, 2012.

Corporate Governance Highlights

We comply with the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the SEC and Nasdaq. To assist the Board in fulfilling its responsibilities, it has adopted certain Corporate Governance Guidelines (the “Governance Guidelines”). Many features of our corporate governance principles are discussed in other sections of this proxy statement, but some of the highlights are:

•

Published Governance Guidelines. A copy of the Governance Guidelines can be found under “Corporate Governance—Charters & Policies” on the Investor Relations page of our website at www.destinationXL.com.

•	Annual Election of Directors. Our directors are elected annually for a term of office to expire at the next Annual Meeting (subject to the election and qualification of their successors).

•	Independent Board. The vast majority of our Board is comprised of independent directors, with the exception of our Chairman of the Board and our Chief Executive Officer.

•

Independent Lead Director. An independent director serves as “presiding director” at Board meetings on an alphabetically rotating schedule. The presiding director chairs any meeting of the independent directors and facilitates communications between other members of the Board and the Chairman of the Board and/or the Chief Executive Officer. However, each director is free to communicate directly with the Chairman of the Board and with the Chief Executive Officer. The following is a listing of the independent lead director at each of the in-person Board of Director meetings in fiscal 2012 (there is no presiding director for telephonic meetings):

Date of Meeting	Presiding Director
May 10, 2012	Jesse Choper
August 2, 2012	John Kyees
November 8, 2012	Ward Mooney
January 31, 2013	George Porter

•

Independent Board Committees. All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors, and none receive compensation from us other than for service on our Board of Directors or its committees.

•

Independent Executive Sessions. As contemplated by the Governance Guidelines, the Board of Directors is required to have at least semi-annual executive sessions where independent directors meet without the Chairman (who does not qualify as “independent” under Nasdaq rules) and management. For fiscal 2012, the Board of Directors held four independent executive sessions. In addition, periodically throughout the year, the full Board of Directors, including the Chairman, may meet without management participation.

•

Committee Authority to Retain Independent Advisors. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has the authority to retain independent advisors, with all fees and expenses to be paid by the Company.

•

Audit Committee Policies and Procedures. Under its charter, the Audit Committee’s prior approval is required for all audit services and permitted non-audit services (other than de minimis permitted non-audit services as defined and permitted by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accounting firm.

•

Audit Committee Financial Expert. Our Board has determined that Mr. Bernikow is an “audit committee financial expert” under the rules of the SEC and is independent as defined by Nasdaq listing standards.

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Stock Ownership Guidelines. While we do not have any specific guidelines for stock ownership, we do encourage our directors and members of senior management to invest in the Company. Through our Non-Employee Director Compensation Plan, which is described below under “Director Compensation,” each director may elect to receive any or all of his compensation in shares of our common stock or in options to purchase shares of our common stock. With respect to our senior management team, for the past three fiscal years, the Compensation Committee required that each participant in our long-term incentive plan irrevocably elect to receive at least 50% of any award earned in the form of equity. A participant could choose shares of restricted stock or stock options, or any combination thereof, all of which vest ratably over a three year period beginning one year from the date of award. For the long term incentive plan for fiscal 2013-2016, which is described in detail below under “Compensation Discussion and Analysis—Components of Executive Compensation—Long-term performance based plans”, 75% of any award earned will be paid in equity (50% in restricted shares and 25% in stock options) with the remaining 25% in cash.

•	No Stockholder Rights Plan. We do not currently have a stockholder rights plan in effect and are not considering adopting one.

•

Clawback Policy. Our employment agreements with members of our senior management contain a clawback provision that provides for remedies in the event we learn after the senior executive is terminated by us other than for “justifiable cause” that the senior executive could have been terminated for “justifiable cause.” Although the final rules have not yet been promulgated, the Dodd-Frank Act will also require that we implement a policy providing for the recovery of erroneously paid incentive-based compensation following a required accounting restatement. Once the final rules are issued by the SEC, we will revise, in a timely manner, the clawback provision of our employment agreements.

Committees of the Board

Our Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee are each comprised of directors who are “independent” under the rules of Nasdaq.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has a written charter, which can be found under “Corporate Governance—Charters & Policies” on the Investor Relations page of our website at http://investor.destinationxl.com. The Corporate Governance Guidelines are also posted on the Investor Relations page of our website. The Committee was established to perform functions related to governance of our Company, including, but not limited to, planning for the succession of our CEO and such other officers as the Committee shall determine from time to time, recommending to the Board of Directors individuals to stand for election as directors, overseeing and recommending the selection and composition of committees of the Board of Directors, and developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company. The present members of the Nominating and Corporate Governance Committee are Messrs. Choper, Bernikow and Presser, each of whom is “independent” under the rules of Nasdaq. The Nominating and Corporate Governance Committee met 11 times during fiscal 2012.

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating and Corporate Governance Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Committee (the current procedures are described below), and conduct inquiries it deems appropriate. The Nominating and Corporate Governance Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating and Corporate Governance Committee in light of the minimum qualifications and other criteria for Board membership approved by the Committee from time to time.

While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership and identifies qualified candidates without regard to race, color, disability, gender, national origin, religion or creed, it does seek to ensure the fair representation of all stockholder interests on the Board. In that regard, in considering candidates for the Board, the Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills and experience. The Board believes that the use of these general criteria, along with the minimum qualifications listed below, will result in nominees who represent a mix of backgrounds and experiences that will enhance the quality of the Board.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee, both those recommended by the Committee and those recommended by stockholders, meets the following minimum qualifications:

•	The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.

•

The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	The nominee should have a commitment to understand our Company and our industry and to regularly attend and participate in meetings of the Board and its committees.

•

The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of ours, which includes stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all of our stakeholders.

•

The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

1. All stockholder recommendations for director candidates must be submitted to the Secretary at our corporate offices located at 555 Turnpike Street, Canton, Massachusetts, 02021 who will forward all recommendations to the Nominating and Corporate Governance Committee.

2. All stockholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement was released to stockholders in connection with our previous year’s annual meeting.

3. All stockholder recommendations for director candidates must include the following information:

a. The name and address of record of the stockholder.

b. A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act.

c. The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

d. A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

e. A description of all arrangements or understandings between the stockholder and the proposed director candidate.

f. The consent of the proposed director candidate (i) to be named in the proxy statement relating to our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

g. Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Except where we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals, including nominees recommended by stockholders, believed to be qualified to become Board members and recommending to the Board the persons to be nominated by the Board for election as directors at any annual or special meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. The Committee may solicit recommendations from any or all of the following sources: non-management directors, the CEO, other executive officers, third-party search firms or any other source it deems appropriate. The Committee will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate. The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. Accordingly, there are no differences in the manner in which the Nominating and Corporate Governance evaluates director nominees recommended by stockholders. In identifying and evaluating candidates for membership on the Board of Directors, the Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee is currently comprised of Messrs. Choper, Bernikow and Kyees. Each of the members of the Audit Committee is independent, as independence for Audit Committee members is defined under the rules of Nasdaq. In addition, the Board of Directors has determined that Mr. Bernikow is an “audit committee financial expert” under the rules of the SEC. No other directors attend audit committee meetings.

The Audit Committee operates under a written charter, which can be found under “Corporate Governance—Charters & Policies” on the Investor Relations page of our website at http://investor.destinationxl.com.

The purpose of the Audit Committee is to (i) assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders and the investment community; (ii) oversee the audits of our financial statements and our relationship with our independent registered public accounting firm; (iii) promote and further the integrity of our financial statements and oversee the qualifications, independence and performance of our independent registered public accounting firm (including being solely responsible for appointing, determining the scope of, evaluating and, when necessary, terminating the relationship with the independent registered public accounting firm); and (iv) provide the Board of Directors and the independent registered public accounting firm, unfiltered access to each other on a regular basis. The Audit Committee meets at least quarterly and as often as it deems necessary in order to perform its responsibilities. During fiscal 2012, the Audit Committee met eight times.

For additional information regarding the Audit Committee, see the “Report of the Audit Committee” included elsewhere in this Proxy Statement.

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation. The Compensation Committee also reviews and makes recommendations to the full Board, or independently approves, regarding all stock-based compensation awards to our executive officers under our equity incentive plans. The Compensation Committee met six times during fiscal 2012. The present members of the Compensation Committee are Messrs. Choper, Mooney and Porter, each of whom is “independent” under the rules of the Nasdaq.

The Compensation Committee operates under a written charter, which can be found under “Corporate Governance—Charters & Policies” on the Investor Relations page of our website at http://investor.destinationxl.com.

The Compensation Discussion and Analysis recommended by the Compensation Committee to be included in the Proxy Statement begins on page 18 of this Proxy Statement. Among other things, the Compensation Discussion and Analysis describes in greater detail the Compensation Committee’s role in the executive compensation process.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board of Directors. Since 2002, Mr. Holtzman has served as our Chairman. The responsibilities of the Chairman of the Board of Directors include having input into setting the agenda for each meeting of the Board of Directors in consultation with management; attending board of director sessions of the non-management directors; and facilitating communication with the Board of Directors, executive officers and stockholders.

Separating the positions of Chief Executive Officer and Chairman of the Board of Directors allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing independent advice to and oversight of management. Although Mr. Holtzman is not an independent director, the Board of Directors believes that having Mr. Holtzman serve as Chairman of the Board of Directors is the appropriate leadership structure for the Company, given his wealth of retail experience, his extensive knowledge of the Company and his history of innovative and strategic thinking.

In addition, as described above, our Board of Directors has three standing committees, each chairman and each member of which is an independent director. Our Board of Directors delegates substantial responsibility to each committee of the Board of Directors, which reports their activities and actions back to the full Board of Directors. We believe that the independent committees of our Board of Directors and their chairpersons are an important aspect of the leadership structure of our Board of Directors.

In addition, our practice of having a Lead Independent Director presiding each at each quarterly meeting, on an alphabetically rotating basis, provides us with an opportunity for fresh insight when the agenda for each Board meeting is set. It also provides the Board with leadership for the Independent Executive Sessions.

Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our executive officers are responsible for the day-to-day management of the material risks we face. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of the full Board of Directors in setting our business strategy is a key part of its oversight of risk management and in determining what constitutes an appropriate level of risk for us. The full Board of Directors receives updates from our executive officers and outside advisors regarding certain risks our Company faces, including various operating risks and corporate governance best practices.

In fiscal 2009, our Board of Directors engaged Ernst & Young LLP to assist our senior management team in completing a risk assessment. With Ernst & Young LLP as the facilitator, our senior management team identified, assessed and prioritized various risks throughout the Company. Management has identified compensating controls or recommendations for minimizing risk and meets periodically to review such controls and identify new potential risks. A reassessment and examination of those risks and the respective controls was most recently completed in the first quarter of fiscal 2011 by Ernst & Young LLP. The results of the risk reassessment were presented to the full Board of Directors at that time.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting and auditing matters; our Compensation Committee oversees risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors, and director succession planning. Our Board committees report their findings to the full Board of Directors.

Our Chief Executive Officer and Chief Financial Officer attend all meetings of the Board of Directors, except executive and independent sessions, and are available to address any questions or concerns raised by the Board of Directors on risk management-related and any other matters.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors with respect to the compensation paid to our non-employee directors.

In January 2010, the Company established a Non-Employee Director Stock Purchase Plan to provide a convenient method for its non-employee directors to acquire shares of the Company’s common stock at fair market value by voluntarily electing to receive shares of common stock in lieu of cash for service as a director. The substance of this plan is now encompassed within the Company’s Amended and Restated Non-Employee Director Compensation Plan (the “Non-Employee Director Compensation Plan”). There are 500,000 shares authorized for issuance under this plan for the sole purpose of satisfying elections to receive shares of common stock in lieu of cash for service as a director, of which 440,263 shares remain available for future issuances at

February 2, 2013. The Non-Employee Director Compensation Plan is a stand-alone plan and is not a sub-plan under the 2006 Plan. Accordingly, shares issued under this plan do not reduce the shares available for issuance under the 2006 Plan.

In fiscal 2008, the Compensation Committee retained Sibson Consulting to review the compensation of directors at our peer companies. The following peer companies were used for this review:

• Bebe	• Citi Trends

• The Buckle	• Mothers Work

• Cache	• Hibbett

• Cato Group	• Hot Topic

• Charlotte Russe	• JoS A. Bank

• Christopher & Banks	• The Wet Seal

As described below in “Compensation Discussion and Analysis—Compensation Committee Process,” the Compensation Committee has the authority to retain compensation consultants and other outside advisors, without Board or management approval, to assist it in carrying out its duties, including the evaluation of compensation for our non-employee directors. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors. The purpose of the original study conducted by Sibson Consulting in fiscal 2008 was to assist the Compensation Committee in its goal of maintaining an appropriate level of compensation for our non-employee directors.

With respect to the compensation of our non-employee directors, the Compensation Committee’s goal is to maintain a level of compensation paid to our non-employee directors that is in the median of the companies within our peer group as well as similarly-sized companies. Pursuant to the Non-Employee Director Compensation Plan, non-employee directors receive an annual retainer of $20,000 which is paid in quarterly installments of $5,000. Each director receives $1,500 for participation in each meeting of the Board and its committees and $750 for participation in each telephonic meeting. In addition, the Chairmen of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive an annual payment of $10,000, $5,000 and $5,000, respectively, which is paid quarterly. Upon each non-employee director’s re-election to the Board, each director will receive $82,250. Upon the initial election to the Board, a non-employee director will receive a stock option grant of 15,000 shares under the 2006 Plan. We believe that our Non-Employee Director Compensation Plan will support our ongoing efforts to attract and retain exceptional directors to provide strategic guidance to our Company. We believe that the total compensation that our non-employee directors receive is in line with our peer group.

Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors during fiscal 2012. David A. Levin is not included in the following table as he is a Named Executives Officer and, accordingly, received no compensation for his services as a director. The compensation received by Mr. Levin as an employee of our Company is shown below in the “Summary Compensation Table.”

2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Seymour Holtzman, Chairman(3)	$—	—	—	—	—	$575,000	(3)	$575,000
Alan S. Bernikow	$124,750	—	—	—	—	—		$124,750
Jesse Choper	$151,000	—	—	—	—	—		$151,000
John E. Kyees	$118,000	—	—	—	—	—		$118,000
Ward K. Mooney	$118,000	—	—	—	—	—		$118,000
George T. Porter, Jr.	$123,000	—	—	—	—	—		$123,000
Mitchell S. Presser	$121,000	—	—	—	—	—		$121,000
Ivy Ross	$1,500	—	$25,500	—	—	—		$27,000

(1)	All non-employee directors, with the exception of Mr. Presser, elected to receive all fees paid during fiscal 2012 in cash. Mr. Presser elected to receive all fees paid during fiscal 2012 in unrestricted shares of our common stock. The number of shares issued as payment for an earned director fee is determined by taking the director fee earned and dividing by the closing price of our common stock on the grant date. For quarterly retainer fees, the grant date is the first business day of each respective quarter. For meetings, the grant date is the last business day of the month in which the meeting occurred and for a director’s re-election to the board, the grant date is the last business day of the month in which such re-election occurs. In addition to compensation received for board meetings and committee meetings, Mr. Choper also received a cash payment of $15,000 for serving as Chairman of both the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Porter also received a cash payment of $5,000 for serving as Chairman of the Compensation Committee. Mr. Holtzman did not receive any payment for director meetings.
(2)	Ms. Ross was appointed a director of the Company on January 31, 2013 and, accordingly, received a stock option grant to purchase 15,000 shares of Company stock. The amount in the Option Award column reflects the aggregate grant date fair value of this stock options award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair value of this stock options award is estimated as of the date of grant using a Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note A to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013. There were no other Stock Awards or Options Awards to any of the directors for fiscal 2012. Each director had the following number of stock options outstanding at February 2, 2013: Mr. Holtzman: 760,000; Mr. Bernikow: 70,000; Mr. Choper: 55,000; Mr. Kyees: 32,390; Mr. Mooney: 25,000; Mr. Porter: 40,000; Mr. Presser: 25,000 and Ms. Ross: 15,000.
(3)

During fiscal 2012, Mr. Holtzman received compensation from us both directly (as an employee of our Company) and indirectly (as a consultant pursuant to a consulting agreement we have with Jewelcor Management Inc. (“JMI”)). Mr. Holtzman is the president and chief executive officer and, together with his wife, indirectly, the majority shareholder of JMI. There were no services performed on behalf of the Company by JMI, other than those performed by Mr. Holtzman. See below for our discussion of the compensation paid to Mr. Holtzman under “Chairman Compensation.” All Other Compensation for Mr. Holtzman includes annual compensation paid to Mr. Holtzman of $551,000 pursuant to the JMI consulting agreement with the Company and salary of $24,000.

Chairman Compensation

In fiscal 2006, our Compensation Committee engaged Sibson Consulting to review our current compensation and benefit program for our executives. As part of that review, the firm also reviewed and evaluated the compensation that we paid to Mr. Holtzman, either directly or indirectly through JMI. Mr. Holtzman is the president and chief executive officer and, together with his wife, indirectly, the majority shareholder of JMI. At that time, the Compensation Committee viewed the services that Mr. Holtzman provided to us as being comparable to that of our Key Executives, and accordingly, the aggregate compensation package paid to Mr. Holtzman (both directly and indirectly) was determined using many of the same metrics and benchmarks as for our Key Executives. The consulting company reviewed the overall compensation paid to Mr. Holtzman, both directly and indirectly, together with the compensation paid to both Mr. Levin and Mr. Hernreich and concluded that the total aggregate compensation paid to these three individuals, including JMI, was comparable to similar management teams within our peer group and the compensation in aggregate was at the peer median.

Pursuant to the consulting agreement, which was most recently amended in April 2011, Mr. Holtzman receives, in aggregate, annual consulting compensation of $551,000, payable in cash. In addition, Mr. Holtzman receives employment compensation of $24,000, payable in cash. If we engage Mr. Holtzman’s services to assist us in a specific and significant corporate transaction or event, the Compensation Committee, at its discretion, has the right to grant Mr. Holtzman a bonus for his additional services. No such bonus was granted during fiscal 2012.

Section 6.2(A) of our By-Laws states that the Chairman of the Board is to preside at all meetings of the Board of Directors and stockholders of the Corporation, generally supervise the affairs of the Corporation and see that all orders and resolutions of the Board of Directors are carried into effect, and, together with the President, have general supervision and direction of the other officers, employees and agents of the Corporation, subject to the control of the Board of Directors. The By-Laws further state that the Chairman has responsibility for supervision of the Corporation’s investor relations, financial and legal affairs, and shall have such other powers and perform such other duties and functions as may from time to time be assigned by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

For fiscal 2012, the members of the Compensation Committee were Messrs. Choper, Mooney and Porter. Persons serving on the Compensation Committee had no relationships with our Company in fiscal 2012 other than their relationship to us as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to us as beneficial owners of shares of our common stock and options exercisable for shares of common stock. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of ours serves on such entity’s board of directors or compensation committee.

Code of Ethics

We have adopted a Code of Ethics which applies to our directors, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as our other senior officers. The full text of the Code of Ethics can be found under “Corporate Governance—Charters & Policies” on the Investor Relations page of the our corporate web site, which is at http://investor.destinationxl.com.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the compensation paid to our key executives which includes our Chief Executive Officer and our Chief Financial Officer (“Key Executives”) as well as our other executive officers (the “Senior Executives”). For the purposes of this Proxy Statement, the Key Executives and our next three most highly-compensated Senior Executives for fiscal 2012 are collectively referred to herein as our “Named Executive Officers.”

The Named Executive Officers for fiscal 2012 are: David A. Levin, President and Chief Executive Officer; Dennis R. Hernreich, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary; Robert S. Molloy, Senior Vice President and General Counsel; Brian S. Reaves, Senior Vice President, Store Sales and Operations; and Derrick Walker, Senior Vice President and Chief Marketing Officer.

Our Key Executives are Messrs. Levin and Hernreich. Our Senior Executives are listed above under “Proposal 1—Election of Directors—Non-Director Executive Officers,” with the exception of Dennis R. Hernreich who is a Key Executive.

The Compensation Committee of our Board of Directors determines the compensation for our Named Executive Officers. The responsibility of our Compensation Committee is to establish, implement and continually monitor adherence to our compensation philosophy, as well as ensure that the total compensation is fair, reasonable, competitive and consistent with the interests of the Company’s stockholders.

Say on Pay

At our 2011 Annual Meeting, stockholders voted on a non-binding advisory proposal as to the frequency with which we should conduct an advisory vote on executive compensation (a “say-on-pay proposal”). At that meeting, and in accordance with the recommendation of our Board of Directors, 93.5% of votes cast voted for the “one-year” frequency for advisory votes on executive compensation and we intend to hold such vote every year, until our next “say-on-pay” frequency vote, which we anticipate to be held at our 2017 annual meeting.

At the 2012 Annual Meeting, stockholders had an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in the 2012 Proxy Statement. Of the votes cast on the say-on-pay proposal, 98.1% voted in favor of the proposal. The Compensation Committee considered the results of the 2012 advisory vote and believes that it affirms stockholders’ support of our approach to executive compensation, which approach is to align short- and long-term incentives with performance. We will continue to consider the outcome of subsequent say-on-pay votes when making future compensation decisions for our executive officers.

Executive Summary

We believe that our executive compensation policies and practices appropriately balance the interests of our executives with those of our stockholders. Performance is a key component of our philosophy for executive compensation. Accordingly, our executives’ compensation, specifically our compensation for our Key Executives, is heavily weighted toward “at risk” performance-based compensation. Our executives’ compensation consists of base salary (“fixed compensation”) and performance-based compensation (“at-risk compensation”). The performance-based compensation for fiscal 2012 consisted of: (i) an annual cash incentive based on achievement of a specified performance goal for fiscal 2012 and (ii) a long-term incentive which was also based on achievement of specified performance goals for fiscal 2012, but which vests ratably over a three-year period starting on the first anniversary of the date of grant. No performance-based compensation was earned for fiscal 2012. However, as explained further below, the Board of Directors granted a discretionary cash bonus for fiscal 2012 to certain members of management which included the Key Executives and Senior Executives.

The following charts show the breakdown of compensation opportunity for our Key Executives and Senior Executives, assuming performance under our annual and long-term incentive plans for fiscal 2012 were achieved at “target” levels.

During fiscal 2012, base salary for our Key Executives and Senior Executives remained unchanged from fiscal 2011 levels. Accordingly, the only opportunity for our Key Executives and Senior Executives to achieve compensation above 2011 levels was to exceed the performance thresholds established for our annual and long-term incentive plans.

Based on our financial results for fiscal 2012, the threshold performance levels under the annual incentive and long-term incentive plans were not achieved; therefore, there was no performance-based compensation earned in fiscal 2012. However, in January 2013, at the recommendation of the Compensation Committee, the Board of Directors voted to approve a discretionary cash bonus. The decision to award this bonus was based on several factors. First, the performance targets established for the 2012 performance-based plans were based on a roll-out of the DXL® format over a five-year time frame. But the rollout of the DXL stores had a wider impact than originally expected, negatively impacting sales in existing Casual Male XL stores located in proximity to a DXL store. Therefore, in the third quarter of fiscal 2012, the Board of Directors agreed to accelerate that timetable by opening the planned DXL stores over a three-year period instead of a five-year period while at the same time closing the majority of the Casual Male XL stores. As a result, for fiscal 2012, we incurred transition costs of $9.0 million related to the rolling out of DXL stores. Secondly, although we did not achieve our original financial targets for fiscal 2012, we made substantial progress toward our three-year plan of opening 215-230 DXL stores by the end of fiscal 2015, and to close all of our Casual Male XL retail stores and the majority of our Rochester Clothing stores. Lastly, despite the substantial progress that has been made with respect to our DXL stores, website and brand awareness, our management team has not received any awards under our incentive plans for the past two fiscal years. As such, the Board of Directors awarded a discretionary bonus to recognize these efforts and the substantial progress that was made in fiscal 2012. See “Components of Executive Compensation” below for a description of these two incentive plans and for a further discussion of the discretionary bonus.

Summary of Fiscal 2012 Performance Compared to Fiscal 2011

Fiscal 2012 was a significant year in helping us transform our existing business to our Destination XL (“DXL”) store format and e-commerce platform. During the year, we opened 32 DXL stores and closed 68 Casual Male XL and two Rochester stores. Our DXL stores and e-commerce platform accounted for 28% of our total business for fiscal 2012 and by the end of next year we project it will account for almost 50%. Our DXL stores continue to outperform our Casual Male XL stores and, as the chain is converted, our top-line sales growth is expected to improve.

During fiscal 2012, we developed and heavily tested a new marketing program. In the past, our marketing strategy was primarily focused on direct marketing. Our new marketing program, which includes a combination of television, radio and digital advertising, is helping us build DXL brand awareness and introduce our customer base to the new DXL concept. The results of this testing were refined in early fiscal 2013 and our national launch occurred on May 5, 2013.

For fiscal 2012, we reported income from continuing operations of $8.1 million, or $0.17 per diluted share, as compared to income from continuing operations of $44.8 million, or $0.93 per diluted share, for fiscal 2011. On a comparative basis, adjusting fiscal 2011 for a trademark impairment charge, the reversal of the tax valuation allowance and assuming a normalized tax rate of 40%, the adjusted income from continuing operations for fiscal 2011 was $0.22 per diluted share. Adjusted income from continuing operations is a non-GAAP measure. See Note 3 to the table below for a reconciliation of this non-GAAP measure.

This decrease in earnings of $0.05 per diluted share (based on adjusted income from continuing operations for fiscal 2011) is primarily attributable to a relatively flat sales base in the business, other than the DXL stores, and an approximately $9.0 million, or $0.11 per diluted share, increase in costs to support our DXL roll-out.

	% Change	For the fiscal year ending:
		February 2, 2013 (Fiscal 2012)	January 28, 2012 (Fiscal 2011)
	(in millions, except per share and percentages)
Results from continuing operations:
Sales	1.0%	$399.6	$395.9
Transition costs	100.0%	$9.0	—
Operating Income, before impairment, a non-GAAP measure(1)	(33.8)%	$13.9	$18.6
Net income		$6.1	$42.7
Adjusted EBITDA, a non-GAAP measure(2)	(6.1)%	$29.4	$31.2
Earnings per share from continuing operations, GAAP basis, on a diluted basis		$0.17	$0.93
Adjusted earnings per share from continuing operations, non-GAAP basis, on a diluted basis(3)		$0.17	$0.22

Shareholder Return(4):
Total 1-year Shareholder Return		37.3%
Total 2-year Shareholder Return		11.1%
Total 3-year Shareholder Return		64.3%

(1)	Operating Income, before impairment is a non-GAAP measure and should not be considered superior to or as a substitute for Operating Income on a GAAP basis. We believe that this non-GAAP measure is useful as an additional means for investors to evaluate our operating results, on a comparative basis, when reviewed in conjunction with our GAAP financial statements. For fiscal 2011, Operating Income, before impairment is calculated as Operating Loss, on a GAAP basis, of $(4.5) million plus the add-back of the provision for trademark impairment of $23.1 million. There was no non-GAAP adjustment for fiscal 2012. Operating income, on a GAAP basis, for fiscal 2012 was $13.9 million.
(2)	EBITDA, which is defined as income from continuing operations before interest, taxes, depreciation and amortization, is adjusted each period to exclude other income/expense (“Adjusted EBITDA”). EBITDA and Adjusted EBITDA are non-GAAP measures and should not be considered superior to or as a substitute for net income derived in accordance with GAAP. We use Adjusted EBITDA because it: (i) measures performance over the periods in which executives can have significant impact, (ii) is directly linked to our long-term growth plan, and (iii) is a key metric used by management and the Board to assess our operating performance. Adjusted EBITDA for fiscal 2012 is calculated as income from continuing operations of $8.1 million, plus interest of $0.6 million, taxes of $5.2 million and depreciation and amortization of $15.5 million. Adjusted EBITDA for fiscal 2011 is calculated as income from continuing operations of $44.8 million, plus interest of $0.6 million, impairment charge of $23.1 million, depreciation and amortization of $12.5 million and other expense of $0.3 million minus tax benefit of $50.1 million.

(3)	Adjusted Earnings per Share, on a diluted basis, is a non-GAAP measure and is not meant to be superior to or as a substitute for Earnings per Share on a GAAP basis. However, because of the significant impairment charge and tax benefit recorded in fiscal 2011, we believe that adjusting for these amounts provides a meaningful measure for investors. No adjustments were made for fiscal 2012. For fiscal 2011 Adjusted Earnings Per Share was calculated as follows:

GAAP TO NON-GAAP RECONCILIATION

	Fiscal 2011 $ Per diluted share
	(In thousands, except per share)
Income from continuing operations, GAAP basis	$44,804	$0.93
Reverse actual income tax benefit	(50,078)	$(1.04)
Add back: Provision for trademark impairment, earnings per share tax-effected	23,110	$0.48

Adjusted income from continuing operations before income taxes, non-GAAP for fiscal 2011	17,836	$0.37
Less Income tax provision, assume 40% tax rate for fiscal 2011	(7,134)	$(0.15)

Adjusted income from continuing operations, non-GAAP for fiscal 2011	$10,702	$0.22

Weighted average number of common shares outstanding on a diluted basis		48,044

(4)	Total 1-year Shareholder Return for fiscal 2012 was calculated by taking the percentage change in stock price from January 27, 2012 to February 1, 2013. Total 2-year Shareholder Return for fiscal 2012 was calculated by taking the percentage change in stock price from January 28, 2011 to February 1, 2013. Total 3-year Shareholder Return for fiscal 2012 was calculated by taking the percentage change in stock price from January 29, 2010 to February 1, 2013. No dividends were paid by us. We calculated all shareholder returns using the closing price of our common stock on the last business day of each fiscal year.

Summary of Total Compensation Earned for Fiscal 2012 Compared to Fiscal 2011

Because we did not achieve our performance goals for fiscal 2012, the Key Executives and Senior Executives did not earn any awards under our two incentive plans for fiscal 2012. As discussed below under “Components of Executive Compensation—Performance-based annual cash incentives and—Long-Term performance based plans”, we would have had to achieve at least 90% of the established targets for fiscal 2012 in order for the Key Executives and Senior Executives to have earned the minimum 50% payout under our performance-based plans.

Although we did not meet our financial targets for fiscal 2012, we made substantial progress in our DXL transition during fiscal 2012 as well as in the development and testing of a new marketing program to build awareness of our DXL brand. However, due to the important decision in the third quarter of fiscal 2012 to accelerate the roll-out of the DXL stores, the original forecast for fiscal 2012 no longer represented an achievable forecast for the year. Both of the Company’s incentive programs were based on achieving the original forecast and did not take into consideration the infrastructure changes needed to accelerate the store roll-out. With this accelerated store opening schedule and the closing of the existing Casual Male XL stores, as well as the successful performance of the DXL stores that had been opened to date, the Board of Directors wanted to recognize the efforts and results that the management team achieved during fiscal 2012. Therefore, on January 31, 2013, the Board of Directors, upon the recommendation of the Compensation Committee, approved a discretionary bonus to all participants of the Company’s Annual Incentive Plan, which included the Key Executives and Senior Executives and to its District Managers. The cash bonus was equal to the minimum payout of 50% that would have occurred under the 2012 Annual Incentive Plan had the threshold financial performance target set at the outset of fiscal 2012 been met.

In addition to achieving earnings, total shareholder return is also used as a benchmark to ensure that our executive compensation is aligned with our stockholders’ interests. Over the past three years, we have substantially recovered the market capitalization lost primarily in fiscal 2008 as part of the economic recession, with our stock price recovering from $0.38 a share at February 1, 2008, to $3.35 a share at January 27, 2012 to $4.60 a share at February 1, 2013. The 1-year shareholder return at February 1, 2013 was 37.3%.

The following table summarizes total compensation earned by each Named Executive Officer for fiscal 2012 as compared to fiscal 2011. The increase in compensation for fiscal 2012 from fiscal 2011 is principally due to the discretionary cash bonus. See the “Summary Compensation Table” on page 34 for a detail breakdown of compensation for each Named Executive Officer.

Named Executive Officer	% Change(1)	February 2, 2013 (Fiscal 2012)	January 28, 2012 (Fiscal 2011)
David A. Levin, President and Chief Executive Officer	49.1%	$1,256,675	$842,797

Dennis R. Hernreich Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary	48.5%	$971,493	$654,194

Robert S. Molloy Senior Vice President and General Counsel	17.1%	$403,468	$344,600

Brian S. Reaves Senior Vice President, Store Sales and Operations	17.0%	$344,423	$294,486

Derrick Walker Senior Vice President and Chief Marketing Officer(2)	n/a	$406,216	$—

(1)	The increase in compensation for fiscal 2012 from fiscal 2011 is principally due to the discretionary cash bonus.
(2)	Mr. Walker joined the Company in May 2012. Mr. Walker’s compensation for fiscal 2012 included relocation costs of $114,838.

Executive Compensation Philosophy and Objectives

Our Compensation Committee’s overarching compensation guiding principle is to reward our executives for the achievement of our primary business objectives: to grow our market share within the Big & Tall retail industry, to increase earnings and operating margins and, ultimately, to increase stockholder returns through increased stock price due to the increase in earnings and margin. Given the current transformation that the Company is undergoing and the fact that the transition from our Casual Male XL format to our DXL format is now a three-year plan, the Committee is challenged with providing competitive compensation opportunities to our executives, both short-term and long-term, during this period.

The Compensation Committee believes that the most effective executive compensation program is one designed to:

•	Attract, retain and engage the executive talent we need to deliver on our performance expectations;

•	Reward the achievement of specific annual, long-term and strategic goals through a combination of both cash and stock-based compensation;

•	Align the executives’ interests with those of our stockholders; and

•	Deliver a total compensation opportunity competitive with those available to similarly situated executives at our peer companies.

When reviewing compensation, the Compensation Committee evaluates the pay structure in two primary ways: “total cash compensation” and “total direct compensation.” The total cash compensation, which consists of the executive’s base salary and an annual performance-based cash incentive award, is tied to our annual performance targets, which is generally Adjusted EBITDA but can include other performance targets. The total direct compensation includes the total cash compensation plus target long-term incentive awards. Long-term incentives reward the achievement of our long-term objectives of increases in Adjusted EBITDA and operating margin percentage, which we believe is aligned with stockholder returns.

We balance the mix of long-term and annual compensation in order to ensure adequate base compensation and annual incentive opportunities to attract and retain executive talent, while providing meaningful incentives for them to create long-term sustained value for our Company and our stockholders.

With respect to the overall compensation paid to our Key Executives, the Compensation Committee’s objective is to achieve a total direct compensation amount that is within our peer median if we are able to achieve financial targets. As such, the Compensation Committee’s objective is to allocate the Key Executive’s total direct compensation equally between base salary, annual and long-term incentive awards.

For our Senior Executives, the Compensation Committee’s overall objective is to provide them with a competitive base salary that is within our peer median, while providing them with an opportunity for short- and long-term compensation if our Company meets or exceeds its financial targets, such as Adjusted EBITDA and operating margins.

Over the years, the Compensation Committee has continued to fine-tune the pay for performance and shareholder alignment focus of our executive compensation programs. Prior to fiscal 2008, we provided cash compensation in the form of base salary to meet competitive salary norms and rewarded performance against specific short-term goals in the form of cash bonuses. Additionally, we provided stock options to reward superior performance against specific objectives and long-term strategic goals. In fiscal 2008, with the adoption of a Long-Term Incentive Plan (“LTIP”), which was amended in May 2010, our management team was offered a compensation plan designed to award superior performance against short-term objectives. However, any award earned (which could be in the form of cash, stock options, restricted stock or any combination thereof based on the prior election of the executives) would be subject to a ratable three-year vesting period commencing on the first anniversary of the date of grant. Beginning in fiscal 2010, there were further refinements made with the intention of improving alignment of executive compensation with stockholders’ interest and the Company’s long-term strategic goals. Specifically, all participants in our LTIP, which includes our Key Executives and Senior Executives, were required to elect at least 50% of any award earned in equity, either through stock options or shares of restricted stock or a combination thereof, in order to be more aligned with our stockholders.

For fiscal 2013, the Compensation Committee has redefined the metrics for both the Annual Incentive Plan and LTIP to align the potential awards under these plans with the Company’s current three-year strategic plan as communicated to the investment community and its shareholders. See “Components of Executive Compensation” below for the specific changes in these plans for fiscal 2013.

Risk Assessment

We believe that our compensation programs do not provide incentives for unnecessary risk taking by our employees. Our employment agreements with each of our executives include a “clawback” provision which permits us to demand full repayment of all amounts paid to the executive in the event we learn after the executive’s termination that the executive could have been terminated for “justifiable cause.” Our emphasis on performance-based annual and long-term incentive awards is also designed to align executives with preserving and enhancing shareholder value. Based on these considerations, among others, we do not believe that our compensation policies and practices create risks that are likely to have a material adverse effect on our Company.

Compensation Committee Process

-Key Executives

In past consultations with Sibson Consulting, an independent firm which specializes in benefits and compensation, the Compensation Committee has developed a compensation program that is competitive within our peer group. Our Compensation Committee has assessed the independence of Sibson Consulting and has concluded that no conflict of interest exists with respect to the services that Sibson Consulting performs for our Compensation Committee. Sibson Consulting did not provide any services to the Company other than with respect to the services provided to the Compensation Committee as described below. The consultant analyzed compensation and benefits of our peer companies with respect to the compensation for our Named Executive Officers as well as compensation levels and practices for the independent members of our Board of Directors and are currently engaged in reviewing and updating their analysis of such compensation and benefits for fiscal 2013.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors, without Board or management approval, to assist it in carrying out its duties, including the evaluation of compensation to be paid to our Named Executive Officers. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors. Since 2006, the Compensation Committee has retained Sibson Consulting to analyze compensation and benefits of our peer companies with respect to our Key Executive compensation. In January 2011, the consultant analyzed compensation for the past five-year period for our Named Executive Officers and compared that information with that of our peer companies. In addition, the consultants also reviewed total compensation paid to our Named Executive Officer in comparison to our Company’s financial performance. This review also required Sibson Consulting to compare our current Annual Incentive Plan and Long-Term Incentive Plan with similar incentive programs of our peer group. Sibson Consulting continues to work with the Compensation Committee on an on-going basis to ensure that its compensation program remains in line with our peer group as well as with our own business objectives.

When reviewing the compensation program, the Compensation Committee used the following list of companies as our primary peer group when evaluating and assessing compensation levels for our Named Executive Officers. When determining peer companies, we chose public companies within the specialty retail apparel business with comparable sales and market capitalization:

• Big 5 Sporting Goods	• Coldwater Creek	• JoS A. Bank

• The Buckle	• dELiA*s	• Pacific Sunwear

• Cache.	• Destination Maternity	• Rue 21

• Cato Group	• The Finish Line	• Sport Chalet

• Christopher & Banks	• Hibbett Sports	• Wet Seal

• Citi Trends	• Hot Topic

The Committee’s overall goal is for our Key Executives’ total direct compensation to fall within the median of our peer group; however, this guideline may differ depending on an individual’s qualifications, role content and scope, past performance, the demand for individuals with the executive’s specific expertise and experience, achievement of our financial objectives and the executive’s contribution to such achievement and overall responsibility, among other criteria.

The Compensation Committee is directly responsible for determining the compensation paid to our Key Executives. For our Key Executives, the Compensation Committee, working with Sibson Consulting, compares each element of compensation to published survey data and proxy data from our peer group for executives with comparable positions and responsibilities. Based on that detailed review which was completed at the end of fiscal 2011, the Committee concluded that the total cash compensation and total direct compensation for the two Key Executives were appropriate. This conclusion was based on the following observations:

•

Assuming that the Company’s performance targets are achieved and Mr. Levin receives performance-based compensation, Mr. Levin’s total cash compensation and total direct compensation is competitive and within our peer median. (The Committee measures “competitive” as compensation that is between 85% to 115% of targeted market level among our peers).

•

Mr. Hernreich’s total cash compensation and total direct compensation is above the market median for either a chief financial officer or chief operating officer when compared to our peers. However, our Company is organized differently from our peers. Mr. Hernreich serves in multiple roles as our Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary. Because of Mr. Hernreich’s multiple responsibilities, the Committee believes that compensation above the median is appropriate recognition of Mr. Hernreich’s multi-faceted responsibilities. Further, the Committee believes Mr. Hernreich’s total compensation is far below the expense which would be incurred by adding additional executives to fill each of the many roles filled by Mr. Hernreich.

•

Furthermore, whereas most of our peers grant a significant portion of long-term awards that vest based on time (and the grant is not predicated on performance), we do not. Both the grant and the ultimate vested value of any long-term incentive award are based on Company performance.

-Senior Executives

The Key Executives, together with our Senior Vice President of Human Resources, are primarily responsible for determining the compensation paid to our Senior Executives, subject to ratification or approval by the Compensation Committee. For benchmarking purposes, the Key Executives utilize several published industry compensation surveys when determining compensation packages for our Senior Executives. Through our subscriptions with Salary.com and the National Retail Federation, we have access to the latest compensation data, which includes both base salary and total compensation, inclusive of incentives. While these sites do not identify the specific companies included in the survey, we are able to access information based on industry, size, such as sales volumes, and regional area, among others. In general, we benchmark compensation against companies in the retail industry which are of similar size, based on comparative sales volumes. When recruiting a senior management position, we will also benchmark against larger or more complex business structures to ensure we retain the best talent to support future growth. A combination of performance, achievement of goals and survey data, among other criteria, is used to determine each Senior Executive’s total direct compensation opportunity. Like our Key Executives, the Senior Executives are provided with a competitive base salary within our retail industry and are provided with an opportunity to earn performance awards each year which are primarily driven by our overall financial targets. See “Components of Executive Compensation—Performance—based annual cash bonuses and—Long-term performance based awards.”

For our Senior Executives that are also Named Executive Officers for fiscal 2012, compensation was most recently reviewed by Sibson Consulting in fiscal 2011, at which time Sibson Consulting found no issues. Sibson had performed a detailed review of our peer group and compensation surveys at the outset of fiscal 2011. As a result of that in-depth study, the Compensation Committee observed that the compensation earned for fiscal 2010 was at or below the 50th percentile of our peer group. Further, the Committee noted that the compensation paid to our Senior Executives is more heavily weighted toward incentive programs than with our peer group. That comprehensive study was conducted during a year when bonuses were earned under the Annual Incentive Plan and the LTIP. Based on Sibson’s work, the Committee determined that the compensation opportunity for the Senior Executives who are also Named Executive Officers was appropriate given their specific roles with the Company and the intent of the Committee to emphasize rewards based on achievement of performance goals.

-2012 Review

The Compensation Committee engaged Sibson Consulting at the end of fiscal 2012 for two purposes: (i) to assist in its review of the performance by the Key Executives and Senior Executives in fiscal 2012 to determine whether a discretionary bonus might be appropriate, and (ii) to start research and discussions about revising the Company’s approach to annual and long-term incentive plans given the three-year Destination XL (DXL) transition plan. See “Components of Executive Compensation” below for a further discussion of the discretionary bonus and a full description of these two incentive plans.

Components of Executive Compensation

The primary components of compensation for our Named Executive Officers include base salary, annual performance-based cash incentives and long-term incentives. The components of compensation are described as follows:

•	Base salary

The base salary represents the fixed component of an executive’s annual compensation. In order to be competitive in the marketplace and attract the top executive talent, we believe that it is important that our base salary be competitive, generally falling within the median of our industry peers.

Base salaries are reviewed annually and adjustments are influenced by our performance in the previous fiscal year and the executive’s contribution to that performance. The executive’s performance is measured by various factors, including, but not limited to, achievement of specific individual and department goals. Additionally, adjustments may consider the individual’s promotion that may have occurred during the fiscal year, and any modifications in the individual’s level of responsibility.

As mentioned above, the Compensation Committee reviews our Key Executives’ overall compensation. The Committee expects Key Executives’ base salary to generally fall in a range that is within the proxy peer median and that approximately one-third of a Key Executive’s total direct compensation will be in the form of base salary. In making base salary decisions for our Senior Executives, the Key Executives rely on published industry compensation surveys and target the market median range.

The base salaries of our Named Executive Officers have remained flat for the past four years. In May 2009, the members of senior management all took a 5% reduction in salary that was reinstated at the end of the fiscal year. There have been no increases in base pay for our Named Executive Officer since that time.

•	Performance-based annual cash incentives

The Compensation Committee believes that a substantial portion of each executive’s compensation should tie directly to our financial performance. Our compensation program includes eligibility for an annual performance-based cash incentive opportunity for all executives as well as selected non-executive employees. The Committee believes that an annual cash incentive component of compensation is necessary to provide additional incentive to help achieve the annual goals, which ultimately benefit our stockholder value.

2012 Annual Incentive Plan

Our Annual Incentive Plan, which was established in May 2008 and which was amended in November 2010, is an annual performance-based cash incentive plan. The participants include both the Key Executives and the Senior Executives. For fiscal 2012, the Annual Incentive Plan used Adjusted EBITDA as the benchmark. The Compensation Committee believed it was important to establish a plan that awarded all of management, including our Key Executives and Senior Executives, using the same performance criteria. In addition, there is no personal performance component of the plan for Key Executives and Senior Executives. Thus, there is one single company-wide target. We use Adjusted

EBITDA because it: (i) measures performance over the periods in which executives can have significant impact, (ii) is directly linked to our long-term growth plan, and (iii) is a key metric used by management and the board to assess our operating performance.

The target range of Adjusted EBITDA for fiscal 2012 was approved by the Compensation Committee on March 6, 2012. Our executives were eligible to receive a cash incentive award ranging from 50% to 150% of their designated target opportunity (which is 100% of plan year base salary for the Key Executives and 35% of plan year base salary for the Senior Executives) if we achieved between 90% and 115% of an Adjusted EBITDA target of $38.0 million for fiscal 2012. Actual Adjusted EBITDA for fiscal 2012 was 77% of target; accordingly, no awards were granted pursuant to the 2012 Annual Incentive Plan.

2013 Annual Incentive Plan

With the assistance of Sibson Consulting, the Compensation Committee re-designed the financial metrics and targets for the Annual Incentive Plan (“AIP”) for fiscal 2013. With the DXL transformation, there are metrics beyond EBITDA that the Compensation Committee felt were important and warranted focus. It will be imperative that gross margin and debt are managed and controlled in a year when we have planned increased marketing and capital expenditures. In addition, the Compensation Committee also wanted to reward management for improvement in our sales growth and customer base as we continue to transition to the DXL transformation. Accordingly, the Compensation Committee identified four target metrics for fiscal 2013, each of which is independent of each other. Two are financial measures and two are strategic measures. The targets are as follows:

	Metric	Award % Attributable to Each Target	Minimum/Maximum Potential Payout
Target 1	Adjusted EBITDA	50.0%	-85% of EBITDA target to receive minimum payout of 50% -125% of EBITDA target to receive maximum payout of 150%
Target 2	Gross Margin and Net Debt	25.0%	-Both metrics must be met to earn 100%; otherwise no payout -If the maximum payout of 150% is achieved in all three of the other targets, then 150% would be paid out under this target
Target 3	Customer Base Growth	12.5%	100% of payout at set target, with pro-rata percent increase up to a maximum payout of 150% at 125% of target
Target 4	DXL Comparable Sales	12.5%	-80% of DXL Store Comp target to receive minimum payout of 50% -200% of DXL Store Comp target to receive maximum payout of 150%

If the bonuses were to be paid today based on salaries as of May 10, 2013, the cash bonuses would be based on salaries earned of $811,200 for Mr. Levin, $621,920 for Mr. Hernreich, $325,000 for Mr. Molloy and $275,000 for Messrs. Reaves and Walker. Assuming we achieve 100% of the Adjusted EBITDA target for fiscal 2013, we estimate that the total potential payout would be approximately $4.4 million, of which $2.5 million would be paid to our Key Executives and Senior Executives and the remaining amount would be paid to the approximately 100 other participants in the AIP. The Compensation Committee believes this is a competitive level of compensation and provides incentives to all of our senior executives and other employees of the Company who serve in important job functions if we are to achieve our annual financial goals.

The Compensation Committee believes that it is possible to meet or exceed the targets set for fiscal 2013. The established targets are intended to be achievable within an approximate 50% probability as a result of executing our operating plan. The target level is derived from our annual operating plan and budget for the fiscal year. The operating plan and budget set forth our internal goals and objectives for our growth and development and are expected to require substantial efforts by the entire Company to achieve. As a result, the likelihood of achieving the 2013 targets reflects the challenges inherent in achieving the goals and objectives in the operating plan and budget. The Compensation Committee considered the likelihood of achieving the target levels when approving the target amount, including historical achievement by our executive officers.

As a result of the different approach to be taken with respect to financial metrics and targets in fiscal 2013, which is an important transition year for our Company, the Compensation Committee decided that it would be best to present the new approach to the AIP to the Board for its review and approval. On April 23, 2013, the Board approved the financial metrics and targets for the fiscal 2013 AIP.

•	Long-term performance based plans

From fiscal 2008 through fiscal 2012, our long-term incentive based plan rewarded the achievement of meeting the current year objectives with the awards vesting over a three-year period once earned, ultimately benefiting our stockholders while developing and retaining a strong management team. On May 28, 2013, the 2008 Long-Term Incentive Plan (“LTIP”), as amended, was terminated and superseded by our 2013-2016 Long-Term Incentive Plan (“2013-2016 LTIP”). The 2013-2016 LTIP is designed for the specific purposes of retaining and rewarding the efforts required for the Company to transition to the DXL concept over the next three to four years.

LTIP for Fiscal 2012

Certain key members of senior management, which included both Key Executives and Senior Executives, were eligible to participate in the LTIP. Pursuant to the LTIP, the Compensation Committee could establish annually, targeted performance goals, as provided for under our 2006 Incentive Compensation Plan, as amended (the “2006 Plan”). If the Company achieved the targeted performance goals, each participant in the plan would be entitled to receive an award (depending on the target level achieved) of the participant’s “target cash value” which was defined as the participant’s actual annual base salary in effect at the commencement of a fiscal year multiplied by the long-term incentive program percentage in such participant’s employment agreement or otherwise on file with the Company (which is 100% for the Key Executives and 70% for the Senior Executives). For fiscal 2012, the targets were based on Adjusted EBITDA and operating margin percentage. For fiscal 2012, for a minimum threshold payout, the Company needed to achieve 90% of the financial targets in order for participants to receive an award of 50% of target cash value, and the Company needed to achieve 115% of the financial targets for the participants to receive a maximum award of 150% of target cash value. Awards were payable, based on the irrevocable election of each participant, which were made no later than six months prior to the end of each fiscal year, in either cash, stock options and/or restricted shares or any combination thereof, provided that that Compensation Committee, in its discretion, may require that all or any portion of a participant’s award be paid in shares of restricted stock and/or stock options, as opposed to cash.

Similar to the past two fiscal years, for fiscal 2012, the Compensation Committee required each participant to elect to receive at least 50% of any award in either shares of restricted stock or stock options, or any combination thereof. The awards would be granted by the Compensation Committee after the audited financial statements for the applicable fiscal year were available, which was expected to occur no later than 90 days after the close of the relevant fiscal year. Any awards granted under the plan would vest ratably over a three-year period commencing on the one year anniversary of the date of grant and were subject to forfeiture.

For fiscal 2012, the Adjusted EBITDA target was $38.0 million and the operating margin percent target was 5.3%. For fiscal 2012, participants were entitled to a payout of between 50% and 150% of target cash value if the Company achieved between 90% and 115% of its financial targets for fiscal 2012. In fiscal 2012, the Company achieved 77.0% of its Adjusted EBITDA target and 66.0% of its operating margin percent target; accordingly, no awards were granted in fiscal 2012.

2013-2016 Long-Term Incentive Plan (the “2013-2016 LTIP”)

As we disclosed at the end of the second quarter of fiscal 2012, we believe that by the end of fiscal 2016, the transition to the DXL concept should be complete at which time revenues are expected to exceed $600 million and operating margins are expected to be greater than 10%. The structure of the 2013-2016 LTIP was designed by the Compensation Committee working with Sibson Consulting. Its two primary goals are to help retain our management team during the transition while also tying the reward to the achievement of this long-term objective. Unlike the previous LTIP, the performance targets are not based solely on current year performance. In addition to working with Sibson Consulting, the Compensation Committee determined that, given that the Company is undergoing a several year strategic transformation of its business and the four year 2013-2016 LTIP is a significant departure from the current annual LTIP plan, it would present the design of the 2013-2016 LTIP to the Board for its review, which it did at the Board meeting held May 9, 2013. On May 28, 2013, the Compensation Committee approved the 2013-2016 LTIP.

On May 28, 2013, each participant was granted an unearned and unvested award equal to four times their annual salary multiplied by their long-term incentive program percentage, which is 100% for the Key Executives and 70% for the Senior Executives. This award amount is referred to as the “Projected Benefit Amount.” Each participant was granted 50% of the Projected Benefit Amount in shares of restricted stock, 25% in stock options with the remaining 25% in cash. The closing price of the Company’s common stock on May 28, 2013 was used to determine the number of shares of restricted stock and to determine the Black-Scholes value in calculating the number of stock options issued. Of the stock options granted, approximately 51% are subject to our stockholders approving an amendment to our 2006 Plan to increase the shares available for issuance under the plan by 1,250,000. If the amendment to increase the authorized shares under the 2006 Plan does not receive approval, the participants will instead receive the cash value of those options on the date of grant, which is equal to 12.75% of the Projected Benefit Amount.

Of the total Projected Benefit Amount, 50% is subject to time-based vesting and 50% is subject to performance-based vesting. The time-vested portion of the award (half of the shares of restricted stock, options and cash) will vest in three installments with 20% vesting at the end of fiscal 2014, 40% at the end of fiscal 2015 and the remaining 40% vesting at the end of fiscal 2016.

For the performance-based portion of the award to vest, the Company must achieve, during any rolling four fiscal quarter period that ends on or before the end of fiscal 2015, revenue of at least $550 million and an operating margin of not less than 8.0%. In the event that the Company achieves its target of $550 million in revenue with an operating margin not less than 8.0% during any rolling fiscal four quarters prior to the commencement of fiscal 2016, then the total Projected Benefit Amount vests in full.

If the targets for vesting of the performance-based portion of the award are not met by the end of fiscal 2015, then the performance-based target can still be met in fiscal 2016. In fiscal 2016, the Company must achieve revenue of at least $600 million and an operating margin of not less than 8.0% for participants to receive 100% vesting of the performance-based portion of the Projected Benefit Amount. If the Company does not meet the performance target at the end of fiscal 2016, but the Company is able to achieve revenue equal to or greater than $510 million at the end of fiscal 2016 and the operating margin is not less than 8.0%, then the participants will receive a pro-rata portion of the performance-based award based on minimum sales of $510 million (50% payout) and $600 million (100% payout).

Unlike the previous LTIP, the participants are not able to achieve greater than 100% of the Projected Benefit Amount. The Committee, working with Sibson Consulting, decided to construct the 2013-2016 LTIP such that any upside to be gained by participants for their efforts during this three-to-four year transition to Destination XL (DXL) should be aligned with shareholders and come only from any increase in the value of the equity granted to participants at May 28, 2013.

Assuming we achieve the performance target and 100% of the Projected Benefit Amount vests, without forfeiture, the total potential payout over this four year period will be approximately $21.8 million, of which $8.2 million would be paid to our Key Executives and Senior Executives. The compensation expense related to the time-vested portion of the award, or half of the $21.8 million, will be expensed in three tranches, based on the above vesting dates. The remaining compensation expense related to the performance-based portion of the award will not begin to be expensed until it becomes probable that the Company will be able to achieve the performance targets. We cannot predict if and how much of this award will be earned and/or vested.

Because of the long-term nature of the 2013-2016 LTIP, the plan includes provisions regarding the impact on unvested awards after fiscal 2013 of the termination of employment of a participant due to retirement, death, or disability of the participant, termination by the Company of a participant without justifiable cause (as defined in the plan) and termination by the participant for good reason (as defined in the plan) and termination in connection with a change in control of the Company The impact on unvested awards differs depending on the nature and timing of the termination, as described below.

Termination due to Retirement

Fiscal 2014-Fiscal 2016—The participant will be entitled to the pro-rata portion of their time-based award that would have vested at the end of the fiscal year in which the participant retired. The time-vested portion will immediately be paid out. With respect to the performance-based portion of the award, the participant will become vested in his/her pro-rata portion of the award as of the date of his termination of employment; however, the participant will not receive a payout of the award unless the Company subsequently meets its performance target, at which time, the participant will receive a payout based on the performance target achieved, if any, at the pro-rata vesting percentage at the time of retirement.

Termination due to Death or Disability of Participant

Fiscal 2014—The participant will be entitled to the pro-rata portion of his/her time-based award. The time-vested portion will immediately be paid out. With respect to the performance-based portion of the award, the participant will become vested based on a pro-rata basis as of the date of termination and will immediately be paid out on that pro-rata basis. Such calculation will assume that the performance target will be achieved.

Fiscal 2015—Fiscal 2016—The participant will be entitled to 100% of his/her time-based award. The time-vested portion will immediately be paid out. With respect to the performance-based portion of the award, the participant will become 100% vested and the award will be paid out only if, when and to the extent any performance target is achieved.

Termination by the Company without justifiable cause or by the participant for good reason

Fiscal 2014—The participant will be entitled to the pro-rata portion of his/her time-based award. The time-vested portion will immediately be paid out. With respect to the performance-based portion of the award, the participant will become vested based on a pro-rata basis as of the date of termination and will immediately be paid out on that pro-rata basis. Such calculation will assume that the performance target will be achieved.

Fiscal 2015—Fiscal 2016—The participant will be entitled to 100% of his/her time-based award. The time-vested portion will immediately be paid out. With respect to the performance-based portion of the award, the participant will become 100% vested and the award will be paid out only if, when and to the extent any performance target is achieved.

Termination in connection with a Change in Control

The 2013-2016 LTIP also includes a “double trigger” change in control provision that requires payment in the event of termination other than for cause or retirement 6 months before or within 18 months after a change in control in the Company. The Company believes that such “double trigger” represents good corporate governance practice. In the event of a change in control, if a participant is terminated within 6 months before or within 18 months after the change in control for any reason other than retirement or by the Company for cause, the unvested portion of the participant’s award will immediately vest and be paid out (as of the date of the change in control or the termination, whichever occurred last).

In the event that the “double trigger” change in control provision is triggered for a participant, the unvested portion of the participant’s award (both time-based and performance-based) will be valued as follows: cash is the amount of the vested cash (without interest); each vested share of restricted stock will be redeemed, based on a calculation set forth in the 2013-2016 LTIP; and each option that vests under these circumstances shall be immediately cancelled in exchange for cash payment as calculated pursuant to the 2013-2016 Plan.

The Compensation Committee believes that there is an approximate 50% probability of meeting the performance targets set forth in the plan. We believe that our performance targets are established at levels that are intended to be difficult but attainable. The target levels of the performance objectives are derived from our five-year operating plan and budget. The operating plan and budget set forth our internal goals and objectives for our growth and development and are expected to require substantial efforts by the entire Company to achieve. As a result, the likelihood of achieving the performance targets reflects the challenges inherent in achieving the goals and objectives in the operating plan and budget. The Compensation Committee considered the likelihood of achieving the target levels when approving the target amounts, including historical achievement by our executive officers.

•	Long-term equity incentives

Until fiscal 2008, as part of our long-term compensation program, our Compensation Committee had traditionally granted stock options to our Key Executives in order to align our Key Executives’ interests more closely with the interests of our stockholders. The amount of such awards was determined usually once during each fiscal year by the Compensation Committee. The Compensation Committee determined the amount of the stock-based awards granted to the Key Executives usually based on the impact of our financial and operational performance on our stock price but could also take into account other factors in determining the size of stock-based awards, including, but not limited to, special accomplishments during the preceding year.

With the adoption of the LTIP in 2008, the Compensation Committee has not made annual grants of stock options. Instead, the long-term component of compensation is directly tied to the achievement of our performance measures pursuant to our LTIP. No time-based equity awards were made in fiscal 2012 to LTIP participants, except Mr. Walker who was granted options to purchase 50,000 shares of the Company’s common stock when he was hired in May 2012.

•	Discretionary Cash and Equity Awards

On June 14, 2012, Mr. Walker received an option to purchase 50,000 shares of our common stock in connection with his hiring. The exercise price of this option was $3.12 per share, the closing price of our stock on June 14, 2012. The grant date fair value of the award was $70,000. The option vests over a four year period, with the first 1/3 of the grant becoming exercisable on the second anniversary of the date of grant and an additional 1/3 becoming exercisable on each of the third and fourth anniversaries of the date of grant thereafter.

With the accelerated timetable of opening our DXL stores and closing the existing Casual Male XL stores, as well as the successful performance of the DXL stores that had been opened to date, the Board of Directors, upon recommendation from the Compensation Committee and after discussions with Sibson Consulting, decided to recognize the efforts and results that the management team achieved during fiscal 2012. On January 31, 2013, the Board of Directors approved a discretionary cash bonus to all participants of the Company’s Annual Incentive Plan and the Company’s district managers (125 employees in total), which included the Key Executives and Senior Executives. The cash bonus was equal to the minimum payout of 50% that could have occurred under the 2012 Annual Incentive Plan had the financial metrics been met. The amount of the discretionary cash bonuses paid to the Named Executive Officers is set forth in the Discretionary and Incentive-Based Awards table below.

•	Other Compensation

In addition to our life insurance programs available to all of our employees, we also pay the insurance premiums for an additional $2.0 million life insurance policy for each Key Executive to the benefit of their designated beneficiary(ies). We also offer our senior executives supplemental Disability Insurance which is not offered to our other employees.

Our Named Executive Officers also receive benefits under certain group health, long-term disability and life insurance plans, which are generally available to all of our eligible employees.

After six months of service with us, senior executives are eligible to participate in the 401(k) Salaried Plan. For fiscal 2012, we matched 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation). Benefits under these plans are not tied to corporate performance. In particular circumstances, we also utilize cash signing bonuses and stock awards when certain employees join the Company.

•	Termination Based Compensation

We have employment agreements with all of our Key Executives and Senior Executives. Upon termination of employment, all of our Key Executives and Senior Executives are entitled to receive severance payments under their employment agreements in the event of terminations without justifiable cause. These employment agreements are discussed in detail below following the “Summary Compensation Table.” Our employment agreements do not contain any tax gross ups pursuant to Section 280(g) of the Internal Revenue Code.

•	Tax Implications

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to a principal executive officer and the three most highly compensated executive officers (other than the principal executive officer) at the end of any fiscal year is limited and is not deductible for federal income tax purposes unless the compensation qualifies as “performance-based compensation.” The Compensation Committee’s policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by us while simultaneously providing our executive officers with appropriate rewards for their performance. The Company’s Long-Term Incentive Plan and Annual Incentive Plan are both subject to the terms and conditions of the Company’s stockholder-approved 2006 Incentive Compensation Plan, as amended.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

George T. Porter, Jr., Chairman

Jesse Choper

Ward K. Mooney

Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by us with respect to the President and Chief Executive Officer, the Chief Financial Officer/Chief Operating Officer, the Senior Vice President and General Counsel, the Senior Vice President, Store Sales and Operations and the Senior Vice President and Chief Marketing Officer (collectively, the “Named Executive Officers”) for fiscal 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(1)(2)		Option Awards ($)(1)(2)		Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
David A. Levin	2012	$811,200	$413,400	—		—		—	—	$32,075	$1,256,675
President and Chief Executive Officer	2011	$811,200	—	—		—		—	—	$31,597	$842,797
	2010	$810,420	—	$429,936	(4)	$361,469	(7)	$1,325,866	—	$22,904	$2,950,595

Dennis R. Hernreich	2012	$621,920	$316,940	—		—		—	—	$32,633	$971,493
Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary	2011	$621,920	—	—		—		—	—	$32,274	$654,194
	2010	$621,322	—	$494,426	(4)	—		$840,975	—	$23,211	$1,979,934

Robert S. Molloy	2012	$325,000	$57,969	—		—		—	—	$20,499	$403,468
Senior Vice President and General Counsel	2011	$325,000	—	—		—		—	—	$19,600	$344,600
	2010	$324,688	—	$100,479	(4)	$20,096	(4)	$250,125	—	$10,401	$705,789

Brian S. Reaves	2012	$275,000	$49,050	—		—		—	—	$20,373	$344,423
Senior Vice President, Store Sales and Operations(5)	2011	$275,000	—	—		—		—	—	$19,486	$294,486
	2010	$188,269	—	$113,086	(4),(5)	$28,724	(4)	$148,965	—	$6,164	$485,208

Derrick Walker	2012	$178,750	$35,673	—		$70,000	(6)	—	—	$121,793	$406,216
Senior Vice President and Chief Marketing Officer(6)	2011	—	—	—		—		—	—	—	—
	2010	—	—	—		—		—	—	—	—

(1)	The table “Discretionary and Incentive-Based Awards” below provides a detailed breakdown with respect to awards earned.

In addition to salary, we also compensate our executives through a combination of discretionary and incentive-based awards. Since 2008, we have had two incentive-based programs, the Annual Incentive Plan and the Long-Term Incentive Plan. The Annual Incentive Plan is a cash-based program which awards certain members of management, which include our Named Executive Officers, if certain financial targets are achieved for the applicable fiscal year. The Long-Term Incentive Plan is a dollar-denominated program for certain members of management, including our Key Executives and Senior Executives, which permits each participant to choose, through an irrevocable election, to receive awards in cash, stock, and/or options or a combination thereof. Since fiscal 2010, participants of the Long-Term Incentive Plan were required to elect to receive at least 50% of any award in equity, through shares of restricted stock or stock options or a combination thereof. Although the financial targets of the Long-Term Incentive Plan are annual, all awards earned pursuant to the Long-Term Incentive Plan are subject to a three-year vesting and are subject to forfeiture.

For Stock Awards and Option Awards, the amounts reflect the fair value, as of grant date, of both performance and non-performance awards computed in accordance with FASB ASC Topic 718. The fair value of each stock option award is estimated as of the date of grant using a Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note A to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013.

(2)	The amounts shown in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, not the actual amounts paid to or realized by the Named Executive Officers during the applicable fiscal year. The FASB ASC Topic 718 fair value amount as of the grant date for stock awards and stock options generally is spread over the number of months of service required for the grant to vest. An explanation of the vesting of restricted stock awards and option awards, as well as the methodology for performance share payouts, is discussed in the footnotes to the Grants of Plan Based Awards for 2012 and Outstanding Equity Awards at 2012 Fiscal Year End tables below.

(3)	See table “All Other Compensation” below for a breakdown.

(4)

Included in the above table is the actual grant date fair value of performance equity awards (restricted stock and stock options) issued on March 16, 2011, in accordance with each executive’s irrevocable election, pursuant to the Company’s Long-Term Incentive Plan (“LTIP”) for fiscal 2010 performance for Messrs. Levin, Hernreich, Molloy and Reaves of $429,936, $494,426, $120,575 ($100,479 stock awards and

$20,096 stock options) and $71,810 ($43,086 stock awards and $28,724 stock options), respectively. The Compensation Committee approved the targets of the 2010 LTIP on April 9, 2010 (the service inception date), at which point the fair value of the performance equity awards, based upon the probable outcome of the performance condition on that date, approximated $324,480, $373,152. $91,000 ($75,833 stock awards and $15,167 stock options) and $54,196 ($32,518 stock awards and $21,678 stock options) for Messrs. Levin, Hernreich, Molloy and Reaves, respectively, excluding the effect of estimated forfeitures. If the highest level of performance were to be assumed, the fair value of the performance equity awards on April 9, 2010 would be $608,400, $699,660, $170,825 ($142,354 stock awards and $28,471 stock options) and $101,618 ($60,971 stock awards and $40,647 stock options) for Messrs. Levin, Hernreich, Molloy and Reaves, respectively, excluding the effect of estimated forfeitures. Mr. Walker was not a participant in the LTIP for fiscal 2010 because he did not join the Company until May 29, 2012.

(5)	On June 15, 2010, the Board of Directors granted to Mr. Reaves 20,000 shares of restricted stock, with a grant date fair value of $70,000. The shares of restricted stock vest ratably over three years with the first one-third vesting on June 15, 2011.

(6)	On May 29 2012, Mr. Walker joined the Company and on June 14, 2012 the Compensation Committee granted to him stock options to purchase 50,000 shares of the Company’s common stock, with a grant date fair value of $70,000. The options vest over four years, in three equal tranches with the first one-third vesting on June 14, 2014, the second one-third vesting on June 14, 2015 and the remaining one-third vesting on June 14, 2016.

(7)	On March 31, 2010, the Board of Directors granted to Mr. Levin an option to purchase 347,566 shares of our common stock. The exercise price of this option is $4.55 per share and the closing price of our common stock on the date of grant was $3.86 per share. The option fully vested on May 6, 2011 and expired, unexercised, on May 6, 2012.

The table set forth below is a supplement to the Summary Compensation Table and provides a breakdown of discretionary and incentive-based awards earned by each Named Executive Officer.

Discretionary and Incentive-Based Awards

		Discretionary Awards			Long-Term Incentive Plan All Awards Subject to Three Year Vesting(1)			Annual Incentive Plan	Totals per Summary Compensation Table
Name	Year	Bonus- Cash(2)	Stock Awards	Option Awards	Non-Equity (Cash)	Stock Awards	Option Awards	Non-Equity (Cash)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation
David A. Levin	2012	$413,400	—	—	—	—	—	—	$413,400	—	—	—
	2011	—	—	—	—	—	—	—	—	—	—	—
	2010	—	—	$361,469	$457,882	$429,936	—	$867,984	—	$429,936	$361,469	$1,325,866
Dennis R. Hernreich	2012	$316,940	—	—	—	—	—	—	$316,940	—	—	—
	2011	—	—	—	—	—	—	—	—	—	—	—
	2010	—	—	—	$175,521	$494,426	—	$665,454	—	$494,426	$—	$840,975
Robert S. Molloy	2012	$57,969	—	—	—	—	—	—	$57,969	—	—	—
	2011	—	—	—	—	—	—	—	—	—	—	—
	2010	—	—	—	$128,412	$100,479	$20,096	$121,713	—	$100,479	$20,096	$250,125
Brian S. Reaves	2012	$49,050	—	—	—	—	—	—	$49,050	—	—	—
	2011	—	—	—	—	—	—	—	—	—	—	—
	2010	—	$70,000	—	$76,478	$43,086	$28,724	$72,487	—	$113,086	$28,724	$148,965
Derrick Walker	2012	$35,673	—	$70,000	—	—	—	—	$35,673	—	$70,000	—
	2011	—	—	—	—	—	—	—	—	—	—	—
	2010	—	—	—	—	—	—	—	—	—	—	—

(1)	The Company’s Long-Term Incentive Plan provides for dollar-based awards which, at the irrevocable election of the participant, can be awarded in cash, restricted stock, options or any combination thereof. For the past three fiscal years, the Compensation Committee required that each participant elect to receive at least 50% of any award in either shares of restricted stock or stock options, or a combination thereof.

No payments were made to our Named Executive Officers pursuant to our Long-Term Incentive Plan or Annual Incentive Plan for fiscal 2012 or fiscal 2011 because the performance targets were not achieved.

For fiscal 2010, Messrs. Levin and Hernreich irrevocably elected to receive 50% and 75%, respectively, of any award in shares of restricted stock with the remaining portion in cash. Mr. Molloy elected to receive 50% of any award in cash, 41.7% in shares of restricted stock and 8.3% in stock options. Mr. Reaves elected to receive 50% of any award in cash, 30.0% in shares of restricted stock and 20.0% in stock options. Although the service inception date for these awards occurred in fiscal 2010, no payouts occurred under fiscal 2011, when it was determined that the performance targets were achieved. All awards vest, based on the executive’s election, in three separate tranches, with the first tranche vesting on March 16, 2012.

(2)	On January 31, 2013, the Board of Directors approved a discretionary cash bonus in recognition of the efforts and progress that the management team made during fiscal 2012 towards the goal of transitioning to the DXL concept. See “Discretionary Cash and Equity Awards” above.

The table below sets forth the components of All Other Compensation listed above in the Summary Compensation Table.

All Other Compensation

Name	Year	Auto Allowance	401(k) Match(1)	Relocation Expenses	Life Insurance Premiums	Supplemental Disability Insurance	Total Other Compensation
David A. Levin	2012	$10,000	$8,750		$2,792	$10,533	$32,075
	2011	$10,000	$8,575	—	$2,645	$10,377	$31,597
	2010	$10,000	—	—	$2,527	$10,377	$22,904
Dennis R. Hernreich	2012	$10,000	$8,750		$2,070	$11,813	$32,633
	2011	$10,000	$8,575	—	$1,927	$11,772	$32,274
	2010	$10,000	—	—	$1,796	$11,415	$23,211
Robert S. Molloy	2012	$8,400	$8,750	—	—	$3,349	$20,499
	2011	$8,723	$8,575	—	—	$2,302	$19,600
	2010	$8,100	—	—	—	$2,301	$10,401
Brian S. Reaves	2012	$8,400	$8,750	—	—	$3,223	$20,373
	2011	$8,723	$8,575	—	—	$2,188	$19,486
	2010	$6,164	—	—	—	—	$6,164
Derrick Walker	2012	$5,137	$635	$114,838	—	$1,183	$121,793
	2011	—	—	—	—	—	—
	2010	—	—	—	—	—	—

(1)	In May 2009, in connection with its cost reduction initiatives, the Company ceased any further employer contributions to the 401(k) Plan, effective May 31, 2009. In November 2010, the Company decided to reinstate the “safe harbor” matching and vesting provision effective January 1, 2011.

Employment Agreements

Key Executives

We have employment agreements, which were revised and restated as of November 5, 2009 (collectively, the “Employment Agreements”), with Mr. Levin and Mr. Hernreich. The initial three-year term of the Employment Agreements was January 1, 2009 through December 31, 2011. On January 1, 2011 and thereafter on each anniversary of the Employment Agreements’ commencement date, the term is extended for a one-year period, which provision made the Employment Agreements a rolling two-year agreement after the initial three-year term.

These Employment Agreements require each executive officer to devote substantially all of the executive officer’s time and attention to our business as necessary to fulfill his respective duties. The Employment Agreements provide that Messrs. Levin and Hernreich would be paid base salaries at annual rates of $811,200 and $621,921, respectively, with an annual automobile allowance of $10,000.

Messrs. Levin and Hernreich are eligible to participate in our Annual Incentive Plan at a target rate of 100% of each executive’s actual annual base salary, as defined in that plan, and in our Long-Term Incentive Plan at a target incentive rate of 100% of each executive’s combined actual annual base earnings for the incentive period. The Employment Agreements also provide for the payment of discretionary bonuses in such amounts as may be determined by the Compensation Committee or Board of Directors.

The Employment Agreements provide that in the event the executive officer’s employment is terminated by the Company at any time for any reason other than “justifiable cause” (as defined in the Employment Agreements), disability or death, or in the event the executive officer resigns with “good reason” (as defined in the Employment Agreement), we are required to pay the executive the following:

•	A pro rata bonus under the Annual Incentive Plan and the LTIP;

•	The accelerated vesting of LTIP awards; and

•

A severance comprised as the sum of (1) the executive’s monthly base salary then in effect plus (2) a monthly amount calculated by dividing by twelve the average of the sum of (i) the annual incentive bonuses earned and (ii) the cash amounts paid to the executive pursuant to the LTIP or the cash value of the options or stock issued to the executive, during each of the two most recent fiscal years, with the monthly sum of (1) plus (2) payable for 24 consecutive months. This severance benefit is conditioned upon the executive officer’s execution of a general release.

The above-listed payments are not made if the executive officer is terminated with “justifiable cause,” the executive officer resigns and such resignation is not for “good reason”, or the executive officer dies or becomes disabled; provided, however, that if the executive officer’s employment terminates by reason of death, disability or retirement on or after age 65, the executives officer shall be entitled to a pro-rata bonus under the Annual Incentive Plan.

In the event the executive officer’s employment is terminated at any time within one (1) year following a Change of Control (as defined in the Employment Agreement) other than for “justifiable cause,” or if the executive resigns for “good reason”, the executive is entitled to receive a lump sum payment equal to the sum of two times the executive’s base salary, and two times the executive’s target annual incentive bonus for the fiscal year in which the Change of Control occurs. Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to executive being treated as “excess parachute payments” within the meaning of Internal Revenue Code Section 280G(b)(i). This payment also is conditioned upon the executive officer’s execution of a general release.

The Employment Agreements contain confidentiality provisions pursuant to which each executive officer agrees not to disclose confidential information regarding our Company. The Employment Agreements also contain covenants pursuant to which each executive officer agrees, during the term of his employment and for a one-year period following the termination of his employment, not to have any connection with any business which is a specialty retailer that primarily distributes, sells or markets so-called “big and tall” apparel of any kind for men or which utilizes the “big and tall” retail or wholesale marketing concept as part of its business. The Employment Agreements also contain a “clawback” provision which provides for remedies in the event we learn after the executive officer’s termination by us other than for “justifiable cause” that the executive officer could have been terminated for “justifiable cause”. Subject to the implementation of final rules by the SEC, the Dodd-Frank Act requires that we implement a policy providing for the recovery of erroneously paid incentive-based compensation following a required accounting restatement. Once the final rules are issued by the SEC, we will revise, in a timely manner, the current clawback provision of our employment agreements.

The Employment Agreements also provide that we will, during the term of employment, pay the insurance premiums under one or more life insurance policies on the executive officer’s life pursuant to an arrangement under which $2,000,000 of the death benefit under the policy or policies would be payable to the executive officer’s named beneficiary (with the executive officer making the election of the designated beneficiary) upon the executive officer’s death.

Senior Executives

We also have employment agreements with each of our Senior Executives (the “Sr. Exec. Employment Agreements”). The term of each employment agreement begins on the respective effective date and continues until terminated by either party. Pursuant to their respective employment agreements, our Senior Executives are eligible to participate in our Annual Incentive Plan at 35% of their respective average base salaries, as defined in the plan, depending on our performance (based on achieving annual Adjusted EBITDA targets). Each Senior Executive is also eligible to participate in our LTIP at 70% of their respective average base salaries, as defined in the plan, depending on our performance (based on annual performance goals). Each executive is entitled to vacation and to participate in and receive any other benefits customarily provided by us to our senior executives.

The Sr. Exec. Employment Agreements provide that in the event the executive officer’s employment is terminated by us at any time for any reason other than “justifiable cause” (as defined in the Employment Agreements), disability or death, we are required to pay the executive his then current base salary for five months after the effective date of such termination. This severance benefit is conditioned upon the senior executive’s execution of a general release.

The above-listed payments are not made if the senior executive is terminated with “justifiable cause,” the senior executive resigns, or the senior executive dies or becomes disabled.

In the event the senior executive’s employment is terminated at any time within one (1) year following a Change of Control (as defined in the Sr. Exec. Employment Agreement) other than for “justifiable cause,” or if the senior executive resigns for “good reason,” we shall pay the senior executive an amount equal to twelve months of executive’s highest base salary in effect at any time during the six (6) month period ending on the date of the Change of Control. This payment also is conditioned upon the senior executive’s execution of a general release. Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to senior executive being treated as “excess parachute payments” within the meaning of Internal Revenue Code Section 280G(b)(i).

The Sr. Exec. Employment Agreements contain confidentiality provisions pursuant to which each senior executive agrees not to disclose confidential information regarding our Company. The Sr. Exec. Employment Agreements also contain covenants pursuant to which each senior executive agrees, during the term of his employment and for a one-year period following the termination of his employment, not to have any connection with any business which is a specialty retailer that primarily distributes, sells or markets so-called “big and tall” apparel of any kind for men or which utilizes the “big and tall” retail or wholesale marketing concept as part of its business. The Sr. Exec. Employment Agreements also contain a “clawback” provision which provides for remedies in the event we learn after the senior executive’s termination by us other than for “justifiable cause” that the senior executive could have been terminated for “justifiable cause”. Subject to the implementation of final rules by the SEC, the Dodd-Frank Act requires that we implement a policy providing for the recovery of erroneously paid incentive-based compensation following a required accounting restatement. Once the final rules are issued by the SEC, we will revise, in a timely manner, the current clawback provision of our employment agreements.

Grants of Plan-Based Awards. The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers in fiscal 2012.

2012 GRANTS OF PLAN-BASED AWARDS

	Grant Date	Approval Date (Service Inception Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
David A. Levin
-Annual Incentive Plan(2)		3/6/2012	$405,600	$811,200	$1,216,800	—	—	—	—	—	—	—
-LTIP(3)		3/6/2012	$101,400	$202,800	$304,200	$304,200	$608,400	$912,600	—	—	—	—
Dennis R. Hernreich
-Annual Incentive Plan(2)		3/6/2012	$310,960	$621,920	$932,880	—	—	—	—	—	—	—
-LTIP(3)		3/6/2012	$77,740	$155,480	$233,220	$233,220	$466,440	$699,660	—	—	—	—
Robert S. Molloy
-Annual Incentive Plan(2)		3/6/2012	$56,875	$113,750	$170,625	—	—	—	—	—	—	—
-LTIP(3)		3/6/2012	$56,875	$113,750	$170,625	$56,875	$113,750	$170,625	—	—	—	—
Brian S. Reaves
-Annual Incentive Plan(2)		3/6/2012	$48,125	$96,250	$144,375	—	—	—
-LTIP(3)		3/6/2012	$48,125	$96,250	$144,375	$48,125	$96,250	$144,375	—	—	—	—
Derrick Walker
-Annual Incentive Plan(2)		3/6/2012	$31,281	$62,563	$93,844	—	—	—	—	—	—	—
-LTIP(3)		3/6/2012	$31,281	$62,563	$93,844	$31,281	$62,563	$93,844	—	—	—	—
-Discretionary Stock Award(4)	6/14/2012								—	50,000		$70,000

(1)	The LTIP is denominated in dollars, but at the irrevocable election of each participant, the award may be granted in cash, restricted stock, options or any combination thereof. For fiscal 2012, the Compensation Committee required that all participants, through their irrevocable elections, elect to receive at least 50% of any award in equity, through either shares of restricted stock and/or stock options. Accordingly, the estimated possible payout of equity awards under the LTIP is based on potential dollar value of the award pursuant to each Named Executive Officer’s irrevocable election. The actual number of shares/options is determined on the grant date of the award based on the closing price of our common stock on that date. See footnote 3 for additional discussion.

(2)	On March 6, 2012, the Compensation Committee approved the annual targets pursuant to our Annual Incentive Plan for fiscal 2012. The threshold, target and maximum payouts for each executive was estimated based on achieving 50%, 100% and 150% of the payout targets set by the Compensation Committee. The performance targets for fiscal 2012 were not achieved and, accordingly, no awards were granted.

(3)	On March 6, 2012, the Compensation Committee approved the annual targets pursuant to our LTIP for fiscal 2012. Payments under the LTIP are based on each participant’s irrevocable election which permits their respective awards to be payable in cash, restricted stock, options or a combination thereof. Messrs. Levin and Hernreich each elected to receive 75% of any award in shares of restricted stock with the remaining 25% in cash. Mr. Molloy and Mr. Walker elected to receive 50% of any award in shares of restricted stock with the remaining 50% in cash. Mr. Reaves elected to receive 42% of any award in shares of restricted stock, 8% in stock options and the remaining 50% in cash. The estimated threshold, target and maximum payouts for each Named Executive Officer above was estimated based on those elections and on achieving 50%, 100% and 150% of the payout targets set by the Compensation Committee. The performance targets for fiscal 2012 were not achieved and, accordingly, no awards were granted.

(4)	On June 14, 2012, the Compensation Committee granted to Mr. Walker options to purchase 50,000 shares of the Company’s common stock. The options vest over four years, in three equal installments, with one-third vesting on June 14, 2014, June 14, 2015 and June 14, 2016.

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers at the end of fiscal 2012.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable		Unexercisable
David A. Levin	75,000					$5.01	7/1/2013
	75,000					$6.24	5/24/2014
								68,406	(2)	$314,668
								50,811	(3)	$233,731
Dennis R. Hernreich	27,520					$5.01	7/1/2013
	21,988					$6.24	5/24/2014
								78,667	(2)	$361,868
								77,911	(3)	$358,391
Robert S. Molloy	10,000					$4.13	2/8/2018
	20,606					$3.19	3/19/2020
	13,955	(2)				$4.19	3/16/2021
								19,184	(2)	$88,246
								7,125	(3)	$32,775
Brian S. Reaves	6,649	(2)	10,534	(2)		$4.19	3/16/2021
								6,667	(4)	$30,668
								6,855	(2)	$31,533
Derrick Walker			50,000	(5)		$3.12	6/14/2022

(1)	The value of shares was calculated using the closing price of our common stock of $4.60 on February 2, 2013.

(2)	These equity awards represent awards granted on March 16, 2011 in connection with the payout under our LTIP for fiscal 2010 and were in accordance with each executive’s irrevocable election. These irrevocable elections required that at least 50% of any award granted be in the form of equity. Each award vests in three tranches with the first tranche vesting on March 16, 2012. The vesting date of each equity award is dependent on which tranche the executive elected to receive an equity award. The following tables show the respective vesting date of each executives’ restricted stock awards and stock option awards:

Vesting Schedule of remaining unvested restricted stock awards:

Name	Vesting on:	March 16, 2013	March 13, 2014	Total Restricted Shares
Levin		34,203	34,203	68,406
Hernreich		39,333	39,334	78,667
Molloy		9,592	9,592	19,184
Reaves		3,427	3,428	6,855

Vesting Schedule of remaining unvested stock option awards:

Name	Vesting on:	March 16, 2013	March 13, 2014	Total Stock Options
Reaves		5,599	4,935	10,534

(3)	These restricted stock awards represent awards granted on March 19, 2010 in connection with the payout under our LTIP for fiscal 2009 and were in accordance with each executive’s irrevocable election. Each award vests in three tranches with the first tranche vesting on the first anniversary of the grant date. The vesting date of each equity award is dependent on which tranche the executive elected to receive an equity award. These remaining restricted stock awards vest on March 19, 2013.

(4)	These shares of restricted stock were granted on June 15, 2010. The remaining shares vest on June 15, 2013.

(5)	These options to purchase 50,000 shares of common stock were granted on June 14, 2012 and will vest over four years in three equal installments, with the first one third vesting on June 14, 2014.

Option Exercises and Stock Vested Table. The following table sets forth information for the Named Executive Officers with respect to the exercise of option awards and the vesting of stock awards during fiscal 2012.

2012 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David A. Levin	—	—	135,827	$456,056
Dennis R. Hernreich	—	—	78,289	264,239
Robert S. Molloy	—	—	31,921	$83,198
Brian S. Reaves	—	—	16,761	$53,288
Derrick Walker	—	—	—	—

(1)	Represents the difference between the exercise price and fair market value of the common stock on the date of exercise.

Pension Benefits

As part of the Casual Male Corp. acquisition, we assumed Casual Male Corp.’s obligations under its Pension Plan and its Supplemental Plan. The following table shows the aggregate annual benefits payable under both the Pension Plan and Supplemental Plan to persons in specified compensation and years of service classifications, based on a straight line annuity form of retirement income:

Average of Highest Five Years of Compensation	Representative Years of Service
	10yrs	20yrs	30yrs (maximum)
$ 50,000	$4,977	$9,953	$14,930
100,000	11,977	23,953	35,930
150,000	18,977	37,953	56,930
200,000	25,977	51,953	77,930
250,000*	32,977	65,953	98,930
267,326*	35,402	70,805	106,207
300,000*	39,977	79,953	119,930

(*)	The maximum compensation that may be used as of December 31, 1998 to calculate benefits under the Pension and Supplemental Plans is $267,326.

In December 1993, Casual Male Corp. established the Supplemental Plan to provide benefits attributable to compensation in excess of the qualified plan limit, which was $160,000 but less than $267,326. The benefits provided by the Pension Plan and the Supplemental Plan are equal to (i) the sum of 0.75% of the executive’s highest consecutive five year average annual compensation plus 0.65% of the excess of the executive’s highest consecutive five year average annual compensation over the average of the Social Security taxable wage bases, multiplied by (ii) the executive’s years of “benefit service” with Casual Male Corp. (not to exceed 30 years). Effective February 1, 1995, compensation for such purposes was defined as all compensation reported on Form W-2 (excluding such items as bonus and stock options) up to a maximum of $267,326 for the calendar year ended December 31, 1998. Annual benefits are payable under the Pension Plan and Supplemental Plan for retirees at age 65, prior to the offset, if any, for benefits accrued under the retirement plan of Casual Male Corp. and for Social Security benefits.

On May 3, 1997, Casual Male Corp.’s board of directors voted to amend the Pension Plan to cease all benefits accruals under the Pension Plan as of that date. Effective December 31, 1998, the Casual Male Corp.’s board of directors voted to cease all benefit accruals under its Supplemental Plan.

None of our Named Executive Officers was a participant in the plan and, therefore, have no accumulated benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following is a summary of information with respect to our equity compensation plans as of February 2, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,706,189	$5.90	3,908,027	(3),(4)
Equity compensation plans not approved by security holders(2)	—	—	440,263

Total	1,706,187	$5.90	4,348,290	(3),(4)

(1)	During fiscal 2012, we had one stockholder-approved equity compensation plan, our 2006 Incentive Compensation Plan (as amended, the “2006 Plan”). Pursuant to the 2006 Plan, at February 2, 2013, we had a total of 5,750,000 shares authorized for issuance, of which 3,908,027 shares remained available for future issuances. At February 2, 2013, we had 376,374 options outstanding. We also had 1,329,815 options still outstanding as part of our 1992 Stock Incentive Plan (the “1992 Plan”). No further grants can be made under the 1992 Plan.
(2)	Pursuant to our Amended and Restated Non-Employee Director Compensation Plan (“Director Plan”), we have 500,000 shares authorized for stock issuances in lieu of cash director fees, of which 440,263 shares remained available at February 2, 2013.
(3)	Our 2006 Plan includes a limitation of 3,750,000 shares that may be issued in the form of restricted stock, deferred stock, performance awards or other stock-based awards. At February 2, 2013, 2,309,401 shares remained subject to this limitation.

Subsequent to the end of fiscal 2012, in May 2013, we granted 2,158,642 shares of restricted stock and options to purchase 1,640,760 shares of our common stock from our 2006 Plan in connection with our 2013-2016 Long-term Incentive Plan. In addition, stock options to purchase 1,053,178 shares of common stock were granted subject to stockholder approval of Proposal 2. If Proposal 2 is not approved, the stock options will be cancelled. Of the total shares of restricted stock and stock options that were granted on May 28, 2013, 50% are subject to the achievement of performance targets and the other 50% are time-vested awards, with the first tranche not vesting until the end of fiscal 2014. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-term performance based plans” for more information.

Accordingly, at June 3, 2013, we had 110,470 shares remaining under the 2006 Plan for future grant and 433,109 shares remaining under the Director Plan. In total, at June 3, 2013, we had outstanding stock options to purchase 4,194,282 shares of common stock with a weighted average price of $5.39 and a weighted remaining contractual term of 7.3 years. Of the stock options to purchase 4,194,282 shares of common stock, 1,053,178 shares are subject to stockholder approval of Proposal 2 to increase the total shares available under the 2006 Plan by 1,500,000 shares. At June 3, 2013, we had 2,340,291 shares of unvested restricted stock considered outstanding and subject to either time-vesting or the achievement of performance targets. At June 3, 2013, we had 150,759 shares available under our current sublimit; however, because there are only 110,740 shares remaining in the 2006 Plan, our sublimit is limited to the 110,740 shares. If stockholders approve Proposal 2, the sublimit would increase by 500,000 shares which would provide for a total availability under the sublimit of 650,759 shares.

(4)	This table excludes the additional 1,500,000 shares that would be available for issuance under the 2006 Plan if Proposal 2 is approved by stockholders at the Annual Meeting.

401(k) Plans

We have two defined contribution plans, the Company’s 401(k) Salaried Savings Plan and the Company’s 401(k) Hourly Savings Plan (the “401(k) Plans”). The 401(k) Plans cover all eligible employees who are at least 21 years of age and have completed the required months of service, which is six months for the 401(k) Salaried Savings Plan and 1000 hours and twelve months for the 401(k) Hourly Savings Plan. Effective January 1, 2008, we adopted the safe harbor matching and vesting provisions permitted under the Pension Protection Act of 2006 for its 401(k) Plans. Accordingly, beginning in fiscal 2008, we matched 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation).

In May 2009, in connection with our cost reduction initiatives, we ceased any further employer contributions to the 401(k) Plans, effective May 31, 2009. In November 2010, the administrative committee voted to reinstate the “safe harbor” matching and vesting provision effective January 1, 2011.

Key Man Insurance

We have key man life insurance policies on the lives of Messrs. Levin and Hernreich, each in the amount of $2,000,000.

Certain Relationships and Related Transactions

Seymour Holtzman/Jewelcor Management, Inc.

During fiscal 2012, Seymour Holtzman, our Chairman of the Board of Directors, was compensated by us both directly (as an employee of our Company) and indirectly (as the president and chief executive officer and, together with his wife, indirectly, the majority shareholder of JMI). A summary of all compensation and consulting fees paid to Mr. Holtzman is described above under “Corporate Governance—2012 Director Compensation Table” and “Chairman Compensation.”

Review, Approval or Ratification of Transactions with Related Persons

Through JMI, Mr. Holtzman receives consulting compensation from the Company pursuant to a consulting agreement originally entered into with JMI in October 1999 and most recently amended April 2011. Due to Mr. Holtzman’s role as our Chairman of the Board of Directors and the relevance of the services he provides on a consulting basis, our Compensation Committee has had the primary responsibility for reviewing and approving all amendments to the consulting agreement since March 2000. Our Audit Committee Charter, which was subsequently adopted in June 2003, provides that our Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee, to the extent required by the Sarbanes—Oxley Act of 2002, the Securities Exchange Commission and Nasdaq. Because Nasdaq provides that such oversight can be conducted by either a company’s audit committee or another independent body of the board of directors, the Audit Committee determined that due to the nature of the consulting agreement with JMI the review and approval of all transactions pursuant to this arrangement should continue to be the primary responsibility of the Compensation Committee. Over the years, the Compensation Committee, at its discretion, has at times taken its recommendations, as they relate to the JMI consulting agreement, to the Board of Directors for ratification (without participation from Seymour Holtzman). For all other related party transactions, the review and approval of such transactions is the responsibility of our Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during fiscal 2012, we believe that the current Reporting Persons complied with all applicable Section 16(a) reporting requirements and that all required reports were filed in a timely manner, with the following exceptions: Mr. Choper filed a late Form 4 on April 30, 2012 for two stock sale transactions from June 2006. Mr. Walker filed a late Form 3 on June 18, 2012 reflecting that he had become a Reporting Person as of May 29, 2012.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR 2006 INCENTIVE COMPENSATION PLAN TO:

•	INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 1,500,000; AND

•	AS A SUB-LIMIT UNDER THE PLAN, INCREASE THE MAXIMUM NUMBER OF THOSE SHARES THAT MAY BE SUBJECT TO THE GRANTING OF AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS BY 500,000.

Introduction

At the recommendation of our Compensation Committee, we are seeking stockholder approval of an amendment to our 2006 Incentive Compensation Plan, as amended (the “2006 Plan”) (i) to increase the total number of shares of common stock authorized for issuance under the 2006 Plan by 1,500,000 shares, from 5,750,000 to 7,250,000 shares, and (ii) as a sub-limit under the 2006 Plan, to increase the maximum number of shares that may be subject to the granting of awards other than stock options and stock appreciation rights by 500,000 shares.

Of the 5,750,000 shares of common stock currently authorized for issuance in connection with grants made under the 2006 Plan, only 110,470 shares remain available for future grants or awards as of June 3, 2013. As of June 3, 2013, we had 150,759 shares available under our current sublimit, however, because there are only 110,740 shares remaining in the 2006 Plan, our sublimit is limited to those 110,740 shares. While some additional shares may become available under the 2006 Plan through employee terminations, the number is not expected to be substantial.

On May 28, 2013, the Compensation Committee, having received full Board approval on May 9, 2013, approved the 2013-2016 Long-Term Incentive Plan (“2013-2016 LTIP”), pursuant to which the Company’s Named Executive Officer and other members of management are eligible to participate. The 2013-2016 LTIP is issued pursuant to our 2006 Plan. As we discussed in more detail above in “Compensation Discussion and Analysis,” we are in the process of transitioning to our Destination XL concept over the next three to four years. By the end of fiscal 2016, we expect the transition to be complete and we are currently projecting that revenues could exceed $600 million with projected operating margins greater than 10%. The primary purpose of the 2013-2016 Plan is to help retain our management team during this transition while tying any reward earned to the achievement of this long-term objective.

Unlike our previous long-term incentive plans where awards were granted upon achievement of a current year performance target and then were subject to a time-based vesting, under the terms of our 2013-2016 LTIP all awards are granted, unvested, at the outset, half of which are time-vested (with the first tranche of 20% not vesting until January 2015) and the other half of which vest only if certain performance targets are met.

On May 28, 2013 and May 31, 2013, eligible participants were granted an unearned and unvested award equal in value to four times their annual salary multiplied by their long-term incentive program percentage, which we refer to as the “Projected Benefit Amount.” Each participant was granted 50% of the Projected Benefit Amount in shares of restricted stock, 25% in non-qualified stock options and the remaining 25% in cash. As a result, we granted a total of 2,158,642 shares of restricted stock and stock options to purchase 2,693,938 shares of common stock. However, stock options to purchase approximately 1,053,178 of those 2,693,938 shares of common stock are subject to the approval by our stockholders to increase the shares available under the 2006 Plan by 1,500,000 shares. If this amendment to increase the authorized shares under the 2006 Plan does not receive approval, the options subject to such approval shall be cancelled and the participants will instead receive a right to receive cash subject to the same vesting schedule and performance targets.

A significant component of our 2013-2016 LTIP is to align our management team with our stockholders through the issuance of these awards at the beginning of the 2013-2016 LTIP. Unlike our previous LTIP, there is no maximum payout of 150%. The payout is capped at 100% and any additional reward to our management team will result only from growth in our stock price.

In total, at June 3, 2013, we had outstanding stock options to purchase 4,194,282 shares of common stock with a weighted average price of $5.39 and a weighted remaining contractual term of 7.3 years. Of the stock options to purchase 4,194,282 shares of common stock, 1,053,178 shares are subject to stockholder approval of this proposal to increase the total shares available under the 2006 Plan by 1,500,000 shares. At June 3, 2013, we had 2,340,291 shares of unvested restricted stock considered outstanding and subject to either time-vesting or the achievement of performance targets. At June 3, 2013, we had 150,759 shares available under our current sublimit; however, because there are only 110,740 shares remaining in the 2006 Plan, our sublimit is limited to the 110,740 shares. If stockholders approve this proposal, the sublimit would increase by 500,000 shares which would provide for a total availability under the sublimit of 650,759 shares.

We recommend approval of this amendment in order for us to continue to provide a source of equity to attract, motivate, retain and reward high-quality executives and other key employees, officers, directors and consultants. Our 2006 Plan is our only shareholder-approved plan and therefore it is important that we are able to maintain a sufficient number of shares under this plan to meet our long-term incentive goals for our management team. Currently, there are not enough shares available under the 2006 Plan to satisfy our equity compensation, specifically as it relates to our 2013-2016 LTIP. See “Executive Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Long-term performance based plans” for a description of the 2013-2016 LTIP.

If the amendment is not approved by our stockholders, we may experience a shortfall of shares available for issuance under both our 2013-2016 LTIP and for granting to new hires in important roles over the next fifteen months that could adversely affect our ability to attract, motivate, retain or reward our management team who contribute to our long term success.

The increase of 1,500,000 shares of our common stock available for grant under the 2006 Plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on NASDAQ on June 3, 2013 of $5.05 per share, the maximum aggregate market value of the additional 1,500,000 shares of our common stock to be reserved for issuance under the 2006 Plan would be approximately $7.6 million.

The following is a summary of certain principal features of the 2006 Plan, reflecting the proposed amendment described above. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan. Stockholders are urged to read the actual text of the 2006 Plan in its entirety which is set forth as Appendix A to this Proxy Statement.

Summary of the 2006 Incentive Compensation Plan

Shares Available for Awards; Annual Per-Person Limitations

Under the 2006 Plan, as proposed to be amended pursuant to Proposal 2, the total number of shares of common stock that may be subject to the granting of awards under the 2006 Plan shall be equal to 7,250,000 shares (or 5,750,000 shares if Proposal 2 is not approved), plus the number of shares with respect to which awards previously granted thereunder that terminate without being exercised; provided, however, that the maximum number of shares that may be subject to the granting of awards other than stock options and SARs shall not exceed 4,250,000 shares ( or 3,750,000 shares if Proposal 2 is not approved).

Awards that are settled or exercised through the payment of shares are counted in full against the number of shares available for award under the 2006 Plan, regardless of the number of shares actually issued upon settlement or exercise of any such award.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2006 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2006 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other Company obligations, and other stock-based awards, other than performance units, granted to any one participant may not exceed 1,000,000 for each type of such award, subject to adjustment in certain circumstances. Furthermore, the maximum dollar value that may be earned by any one participant as a performance unit in respect of a performance period of one year is $3,000,000, and the maximum dollar value that may be earned by one participant as a performance unit in respect of a performance period greater than one year is $3,000,000 multiplied by the number of full 12-month periods that are in the performance period. The term “performance unit” is defined in the 2006 Plan to mean any grant of a unit valued by reference to a designated amount of property (including cash) other than shares of common stock, which value may be paid in cash, shares of common stock, other property, or any combination thereof, upon the achievement of performance goals set by the Compensation Committee.

Our Board of Directors selected the Compensation Committee to administer the 2006 Plan. See “Administration.” The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2006 Plan are our officers, directors, employees and independent contractors. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the 2006 Plan.

Administration

All Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and independent as defined by Nasdaq or any other national securities exchange on which any securities of the Company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2006 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2006 Plan and make all other determinations that may be necessary or advisable for the administration of the 2006 Plan.

Stock Options and SARs

The Committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options and SARs, entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 2006 Plan, the term “fair market value” means the fair market value of the common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of the common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which the common stock is traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property (including notes or other contractual obligations of participants to make deferred payments, so long as such notes or other contractual obligations are not in violation of applicable law), as the Committee may determine from time to time. The 2006 Plan also permits net share settlement of nonqualified stock options. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

Other than in connection with standard adjustments (as set forth in Section 10(c) of the 2006 Plan), (i) the terms of outstanding options or SARs may not be amended to reduce the exercise price per share of such options or SARs, (ii) an outstanding option or SAR may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (a) cash or other awards, in each case, having a fair market value in excess of the amount by which the fair market value of the shares underlying such option or SAR exceeds the aggregate exercise price of such option or SAR or (b) options or SARs with an exercise price per share that is less than the exercise price per share of the original option or SAR and (iii) the Committee shall not be permitted to take any other action with respect to an option or SAR that may be treated as a repricing, in each case, without approval of our stockholders.

Restricted and Deferred Stock

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of our stockholders, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Committee. Notwithstanding the foregoing, in no event shall dividend equivalents be paid in connection with the grant of a performance award until such time as the Committee has certified that the performance goals with respect to such performance award have been achieved for the relevant performance period.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 2006 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant awards under the 2006 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2006 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and the three highest compensated officers other than the chief executive and chief financial officers. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

Subject to the requirements of the 2006 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for us, on a consolidated basis, or for one of our business or geographical units (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to “covered employees” that are intended to qualify under Section 162(m): (1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income; (12) pretax earnings; (13) earnings before interest and taxes; (14) earnings before interest, taxes, depreciation and amortization; (15) earnings after interest expense and before extraordinary or special items; (16) operating income; (17) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of ours; (18) working capital; (19) management of fixed costs or variable costs; (20) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (21) total stockholder return; (22) debt reduction; and (23) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Except as otherwise specified by the Committee at the time the goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within our reasonable control of management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event specified by the Committee at the time the goals are set.

In granting performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2006 Plan (including, for example, total stockholder return, net income, pretax earnings,

EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2006 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2006 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2006 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

Awards under the 2006 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Subject to the prohibition on repricings and certain exchanges with respect to options and SARs, as described above under “Stock Options and SARs,” the Committee may, however, grant awards in exchange for other awards under the 2006 Plan awards or under other Company plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and, if so provided in the award agreement, such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a “change in control” of our Company, as defined in the 2006 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2006 Plan or the Committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2006 Plan which might increase the cost of the 2006 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2006 Plan will terminate at such time as no shares of common stock remain available for issuance under the 2006 Plan and there are no further rights or obligations with respect to outstanding awards under the 2006 Plan.

Federal Income Tax Consequences of Awards

The 2006 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2006 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The 2006 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is awarded equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2006 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of the stock award, to recognize ordinary compensation income, as of the date the award is granted, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2006 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2006 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the 2006 Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

As described in the section titled “Compensation Discussion and Analysis” above, on May 28, 2013, the Compensation Committee approved the 2013-2016 LTIP pursuant to which the Company’s Named Executive Officers and other members of management are eligible to participate. The 2013-2016 LTIP is issued pursuant to our 2006 Plan. On May 28, 2013 and May 31, 2013, eligible participants in the 2013-2016 LTIP were granted an unearned and unvested award, consisting of 50% in shares of restricted stock, 25% in non-qualified stock options and the remaining 25% in cash. Of these awards, stock options to purchase 1,053,178 shares of common stock are subject to the approval by our stockholders to increase the shares available under the 2006 Plan. If this amendment to increase the authorized shares under the 2006 Plan does not receive approval, the options subject to such approval shall be cancelled and the participants will instead receive a right to receive cash, subject to the same vesting schedule and performance targets.

Set forth below is information on the option grants under the 2006 Plan to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. As described above, these options have been granted subject to stockholder approval of an increase in the number of shares that can be granted under the 2006 Plan.

NEW PLAN BENEFITS

Name and Position	Number of Options
David A. Levin	—
President and Chief Executive Officer
Dennis R. Hernreich	—
Executive Vice President, Chief Operating Officer and Chief Financial Officer
Robert S. Molloy	56,050
Senior Vice President, General Counsel
Brian S. Reaves	47,426
Senior Vice President, Store Sales and Operations
Derrick Walker	47,426
Senior Vice President, Chief Marketing Officer
All executive officers as a group	539,888
All non-executive directors as a group	—
All employees, excluding executive officers, as a group	513,290

Vote Needed for Approval

The affirmative vote of a majority of the votes properly cast is required for approval and adoption of this proposed amendment to the 2006 Plan. Any abstentions and broker non-votes will not be counted as votes cast on this proposal and, accordingly, will have no effect.

Recommendation

We believe that the future success of our Company depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of this amendment to the 2006 Plan is in the best interests of our Company and its stockholders and recommends a vote “FOR” Proposal 2.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and in accordance with the recommendation by our Board of Directors and approval by our stockholders of an annual “Say on Pay” vote, the Board of Directors is providing stockholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

We seek to align the interests of our Named Executive Officers with the interests of our stockholders. Our Compensation Committee’s overarching compensation guiding principle is to reward our executives for the achievement of our primary business objectives: to grow our market share within the Big & Tall retail industry, to increase earnings and operating margins and, ultimately, to increase stockholder returns through increased stock price.

The “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” section, describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to fiscal 2012. Highlights from our executive compensation program include the following:

•

Performance is a key component of our philosophy for executive compensation, representing approximately 67% of our Key Executives’ annual target total direct compensation and approximately 51% of our Senior Executives’ annual target direct compensation;

•	The potential performance-based compensation for fiscal 2012 consisted of:

•	an annual cash incentive based on achievement of a specified performance goal for fiscal 2012; and

•

a long-term incentive which is also based on achievement of specified performance goals for fiscal 2012, but which vests ratably over a three-year period starting on the first anniversary of the date of grant.

•

Based on the Company’s financial performance for fiscal 2012, the Company did not achieve its targets for fiscal 2012 and, as a result, there were no awards earned pursuant to our annual incentive plan or long-term incentive plan.

•

As discussed more fully above under “Compensation Discussion & Analysis,” based on the significant progress that management has made to date with the transition to the DXL store format, the Board of Directors decided to recognize the efforts and results that the management team achieved during fiscal 2012. On January 31, 2013, upon a recommendation made by the Compensation Committee of the Board of Directors as a result of its work with the outside consulting expert, Sibson Consulting, the Board of Directors approved a discretionary cash bonus to all participants of the Company’s Annual Incentive Plan and the Company’s district managers, which included the Named Executive Officers. The cash bonus was equal to the minimum payout of 50% that could have occurred under the 2012 Annual Incentive Plan had the financial metrics been met.

•

For fiscal 2012, total compensation for Mr. Levin, President and Chief Executive Officer, increased 49.1% to $1.3 million, as compared to $0.8 million in fiscal 2011, as a result of the discretionary cash bonus of $0.4 million, which is discussed above. There was no performance-based compensation earned for fiscal 2012 or fiscal 2011.

•

For fiscal 2012, total compensation for Mr. Hernreich, Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, increased 48.5% to $1.0 million as compared to $0.7 million for fiscal 2011, as a result of the discretionary cash bonus of $0.3 million, which is discussed above. There was no performance-based compensation earned for fiscal 2012 or fiscal 2011.

•

Given his widespread expertise and the multiple roles that Mr. Hernreich fulfills, including but not limited to, serving as our Chief Financial Officer as well as Chief Operating Officer, the Compensation Committee believes that Mr. Hernreich’s compensation is appropriate and the expense to the Company is far below the expense which would be incurred by adding additional executives to fill the many roles filled by Mr. Hernreich.

•

Unlike most of our peers, through the end of fiscal 2012, we did not have a Chief Merchandising Officer. In April 2013, Mr. Ederle was promoted to Chief Merchandising Officer. Until then, the concentration of these key responsibilities resided with Messrs. Levin and Hernreich.

•

For fiscal 2012, the three other Named Executive Officers earned, in aggregate, a total of $1.2 million, which consisted primarily of guaranteed salary and an aggregate discretionary cash bonus, as discussed above, of $0.1 million. There was no performance-based compensation earned for fiscal 2012 or fiscal 2011.

We encourage you to read our “Compensation Discussion and Analysis” for a complete discussion and analysis of our executive compensation program, including detailed information about the fiscal 2012 compensation of the Named Executive Officers.

Our Board is asking stockholders to approve the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules (which includes the Compensation and Discussion Analysis, the compensation tables and the narrative disclosures). As an advisory vote, this proposal is not binding upon the Company. The Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Our Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by our stockholders, the Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending February 1, 2014, subject to completion of KPMG’s customary client acceptance procedures. On June 6, 2013, the Audit Committee appointed KPMG and dismissed Ernst & Young LLP (“Ernst & Young”), the firm that served as our independent registered public accounting firm from October 2000 until June 6, 2013.

Ernst & Young’s reports on the Company’s financial statements for the fiscal years ended January 28, 2012 and February 2, 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended January 28, 2012 and February 2, 2013 and the subsequent period through June 6, 2013, (i) there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its report on the Company’s financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended January 28, 2012 and February 2, 2013, and through June 6, 2013, neither the Company nor anyone acting on its behalf consulted with KPMG regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Stockholder ratification of our independent registered public accounting firm is not required by our bylaws or otherwise. However, we are submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment of such auditors, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in our best interest.

Representatives of KPMG are expected to be present at the annual meeting to respond to stockholders’ questions and to make any statements they consider appropriate. It is not anticipated that representatives of Ernst & Young will be present at the annual meeting.

Audit Fees

Ernst & Young billed us an aggregate of $585,681 and $504,013 in fees for fiscal years 2012 and 2011, respectively, for professional services rendered in connection with the audits of our financial statements for the fiscal years ended February 2, 2013 and January 28, 2012 included in our Annual Reports on Form 10-K, for services performed related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q and for services performed in connection with our response to a comment letter received from the SEC in fiscal 2012.

Audit—Related Fees

No audit related fees were billed for fiscal 2012. Ernst & Young billed us $208,900 for audit related fees, which includes $25,000 for risk management for fiscal 2011.

Tax Fees

No fees were billed by Ernst & Young for fiscal 2012 and 2011 for tax services.

All Other Fees

For fiscal 2012 and 2011, Ernst & Young billed us $1,995 and $1,970, respectively, for fees related to an online accounting research tool.

Pre-Approval of Services by Independent Auditors

The Audit Committee has adopted a policy governing the provision of audit and non-audit services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit. It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services or established fee limits.

The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the Audit Committee for consideration at its next regular meeting or to the Chairman of the Audit Committee in time sensitive cases. The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to us by the independent registered public accounting firm.

All of the services provided under Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees are approved by the Audit Committee.

Vote Needed for Approval

The affirmative vote of a majority of the votes properly cast is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Any abstentions and broker non-votes will not be counted as votes cast on this proposal and, accordingly, will have no effect.

Recommendation

The Audit Committee and the Board of Directors recommend that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and related schedule in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also oversees the review and assessment process of our internal control over financial reporting, including the framework used to evaluate the effectiveness of such internal controls.

The Audit Committee reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of our audited consolidated financial statements for the fiscal year ended February 2, 2013 with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board. In addition, the Committee has discussed with Ernst & Young LLP the firm’s independence from our management and our Company, including the matters in the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee also considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls (including internal control over financial reporting) and the overall quality of our financial reporting. The Audit Committee held 8 meetings during the fiscal year ended February 2, 2013.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 2, 2013 for filing with the SEC.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management was required to prepare as part of our Annual Report on Form 10-K for the year ended February 2, 2013 a report by management on our assessment of our internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Ernst & Young LLP has issued an audit report relative to our internal control over financial reporting at February 2, 2013. During the course of fiscal 2012, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with Ernst & Young LLP. Management’s assessment report and Ernst & Young LLP’s audit report on our internal control over financial reporting are included as part of our Annual Report on Form 10-K for the year ended February 2, 2013.

The Audit Committee is governed by a written charter, which can be found under “Corporate Governance—Charters & Policies” of the Investor Relations page of our website at http://investor.destinationxl.com. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

THE AUDIT COMMITTEE

Jesse Choper, Chairman of the Audit Committee

Alan S. Bernikow

John E. Kyees

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy these reports and other information filed by us at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this website is http://www.sec.gov.

Access to this information as well as other information on our Company is also available on our website at http://investor.destinationxl.com.

SOLICITATION

We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain of our officers, directors and employees without extra compensation, by telephone, facsimile or personal interview. We have retained D.F. King & Company, Inc. for a fee not to exceed $6,000 to aid in solicitation of proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of the Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders in question. If you are one of a number of stockholders sharing a single address and would like to receive a separate copy of the Proxy Statement or if you would like to request that we send you a separate copy of annual reports or proxy statements, as applicable, in the future, please contact us at 555 Turnpike Street, Canton Massachusetts 02021. We will send you a copy of the Proxy Statement promptly after we receive your written or oral request.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, in order for any stockholder proposal to be included in our proxy statement and proxy card for presentation at the 2014 Annual Meeting of Stockholders, the proposal must be received by the Secretary of our Company at our principal executive offices by February 24, 2014 (120 days before the anniversary of the date this Proxy Statement is being mailed to our stockholders).

Our By-Laws provide that for business to be properly brought before an Annual Meeting of Stockholders (or any Special Meeting in lieu of Annual Meeting of Stockholders), a stockholder must: (i) give timely written notice to the Secretary of our Company describing any proposal to be brought before such meeting; and (ii) be present at such Annual Meeting, either in person or by a representative. Such procedural requirements are fully set forth in Section 3.13 of our By-Laws. A stockholder’s notice will be timely if delivered to, or mailed to and received by, us not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”). To bring an item of business before the 2014 Annual Meeting, a stockholder must deliver the requisite notice of such item to the Secretary of our Company not before April 3, 2014 or after May 3, 2014. In the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, however, a stockholder’s notice will be timely delivered to, or mailed to, and received by, us not later than the close of business on the later of (a) the 90th day prior to the scheduled date of such Annual Meeting or (b) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors maintains a process for stockholders to communicate with them. Stockholders wishing to communicate with our Board should direct their communications to: Secretary of the Company, Destination XL Group, Inc., 555 Turnpike Street, Canton, Massachusetts 02021. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

OTHER MATTERS

As of this date, our management knows of no business, which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting of Stockholders. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

APPENDIX A

Explanatory Note: This Appendix A contains a copy of the Destination XL Group, Inc. 2006 Incentive Compensation Plan as proposed to be amended by Proposal 2 included in the Proxy Statement to which this Appendix A is attached (proposed additions are shown as bold and double-underlined text and proposed deletions are shown as strike-throughs).

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

(as amended and restated effective as of                 , 2013)

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

(as amended and restated effective as of                 , 2013)

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this ~~CASUAL MALE RETAIL GROUP, INC.~~ DESTINATION XL GROUP, INC. 2006 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist ~~CASUAL MALE RETAIL GROUP, INC.~~ DESTINATION XL GROUP, INC., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan was originally adopted effective as of July 31, 2006, was amended effective as of August 27, 2009, August 5, 2010, and was further amended effective as of             , 2013.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company's Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be the Shareholder Approval Date.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company's or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(ff) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Prior Plan” means the Company’s 1992 Stock Incentive Plan, as amended.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo) “Shareholder Approval Date” means the date on which this Plan is approved shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed on quoted, and other laws, regulations and obligations of the Company applicable to the Plan.

(pp) “Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act inrespect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be ~~5,750,000~~7,250,000*; provided, however, that the maximum number of Shares issued or available for issuance under the Plan with respect to Awards other than Options and Stock Appreciation Rights shall not exceed ~~3,750,000~~4,250,000*. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

(ii) Awards that are settled or exercised through the payment of Shares shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement or exercise of any such Award.

(iii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(d) No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date.

*	These changes will be made if Proposal 2 is approved.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted Awards that are not Performance Units with respect to more than 1,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $3,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full 12 month periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), (A) the terms of outstanding Options may not be amended to reduce the exercise price per Share of such Options, (B) an outstanding Option may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (i) cash or other Awards, in each case, having a Fair Market Value in excess of the amount by which the Fair Market Value of the Shares underlying such Option exceeds the aggregate exercise price of such Option or (ii) Options with an exercise price per Share that is less than the exercise price per Share of the original Option and (C) the Committee shall not be permitted to take any other action with respect to an Option that may be treated as a repricing, in each case, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. Subject to the maximum term of any Option set forth in Section 7(b), the Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or Awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c), (A) the terms of outstanding Stock Appreciation Rights may not be amended to reduce the exercise price per Share of such Stock Appreciation Rights, (B) an outstanding Stock Appreciation Right may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (i) cash or other Awards, in each case, having a Fair Market Value in excess of the amount by which the Fair Market Value of the Shares underlying such Stock Appreciation Right exceeds the aggregate exercise price of such Stock Appreciation Right or (ii) Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Stock Appreciation Right and (C) the Committee shall not be permitted to take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, in each case, without approval of the Company’s shareholders.

(ii) Other Terms. Subject to the maximum term of any Stock Appreciation Right set forth in Section 7(b), the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant's Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be Awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, in no event shall Dividend

Equivalents be paid in connection with the grant of a Performance Award until such time as the Committee has certified that the performance goals with respect to such Performance Award have been achieved for the relevant Performance Period.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

The following provisions shall apply to any Award that is or may potentially be subject to the requirements of Section 409A of the Code.

(i) The Award Agreement for any Award that the Committee reasonably determines to be a “non-qualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with~~,~~ the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8. Code Section 162(m) Provisions.

(a) Covered Employees. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. Except as otherwise specified by the Committee at the time the goals are set, the Committee shall exclude the impact of: (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event specified by the Committee at the time the goals are set.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Code Section 162(m).

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control”. Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate. Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, formerly known as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or any other applicable accounting standard), the Committee shall make such adjustments to Awards on account of such equity restructuring as shall be necessary in order that the “fair value” of the adjusted Award immediately following the equity restructuring shall be equal to the “fair value” of the original Award immediately prior to the equity restructuring, based on the Share price and other pertinent factors on the effective date of the equity restructuring. For purposes of the preceding sentence, “fair value” shall be determined in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any other applicable accounting standard.

(ii) Adjustments in Case of Certain Corporate Transactions.

(A) In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (1) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (2) the assumption or substitution for, the outstanding Awards by the surviving corporation or its parent or subsidiary, (3) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (4) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(B) For purposes of this Section 10(c)(ii), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant, provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments equal in value to the Shares withheld or received from the Participant in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or

Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Shares awarded pursuant to this Plan unless and until the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, which is the date the Plan was approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

DESTINATION XL GROUP, INC.

Notice of 2013 Annual Meeting of

Stockholders and Proxy Statement

Thursday, August 1, 2013

9:00 A.M. EDT

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Please sign your proxy and

return it in the enclosed

postage-paid envelope so

that you may be represented

at the Annual Meeting.

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

This Proxy Is Solicited On Behalf Of The Board Of Directors

For The Annual Meeting Of Stockholders To Be Held On August 1, 2013

The undersigned stockholder of Destination XL Group, Inc. (the “Company”), hereby appoints Seymour Holtzman and David A. Levin, and each of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 1, 2013, at 9:00 A.M. local time, at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as set forth on the reverse hereof, upon the matters set forth thereon and more fully described in the Notice and Proxy Statement for such Annual Meeting, and, in their discretion, upon all such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by the undersigned for such Annual Meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

DESTINATION XL GROUP, INC.

August 1, 2013

Important Notice Regarding Internet Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on August 1, 2013:

The Proxy Statement and 2013 Annual Report to Stockholders are available at

http://investor.destinationxl.com/proxymaterials.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES NAMED BELOW.

☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: ¡ Seymour Holtzman ¡ David A. Levin ¡ Alan S. Bernikow ¡ Jesse Choper ¡ John E. Kyees ¡ Ward K. Mooney ¡ George T. Porter, Jr. ¡ Mitchell S. Presser ¡ Ivy Ross
☐	FOR ALL EXCEPT (See instructions below)

2.  To approve an amendment to our 2006 Incentive Compensation Plan, as amended to (i) increase the total number of shares of common stock authorized for issuance under the plan by 1,500,000 shares and (ii) as a sub-limit under the plan, increase the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights by 500,000 shares. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

☐ FOR ☐ AGAINST ☐ ABSTAIN
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.
☐ FOR ☐ AGAINST ☐ ABSTAIN

4.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending February 1, 2014. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

☐ FOR ☐ AGAINST ☐ ABSTAIN

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED IT WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFIC DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS. RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF DESTINATION XL GROUP, INC. DATED JUNE 24, 2013.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢